Exhibit 4.6

ROYAL BANK OF CANADA

Global Covered Bond Programme

_______________________

AMENDED AND RESTATED AGENCY AGREEMENT
_______________________

Dated as of
June 29, 2012

Norton Rose Canada LLP
Toronto/London

Norton Rose LLP
London

McCarthy Tétrault LLP
London/Toronto

SCHEDULES
THE FIRST SCHEDULE Form of Transfer Certificate
THE SECOND SCHEDULE Regulations concerning Transfers of Registered Covered Bonds (other than N Covered Bonds)
THE THIRD SCHEDULE The Specified Offices of the Paying Agents, the Registrars, the Transfer Agents, the Exchange Agent and the Calculation Agent
THE FOURTH SCHEDULE Calculation Agent Appointment Letter
THE FIFTH SCHEDULE Duties under the Issuer-ICSDs Agreement

THIS AGENCY AGREEMENT initially made the 25th day of October, 2007 and amended and restated on this 29th day of June, 2012.

BETWEEN:

(1)           Royal Bank of Canada (the “Issuer”);

(2)	RBC Covered Bond Guarantor Limited Partnership, herein represented by its managing general partner, RBC Covered Bond GP Inc. (the “Guarantor LP”);

(4)
Bank of New York Mellon, London Branch, in its capacities as Issuing and Paying Agent (the “Issuing and Paying Agent”, which expression shall include any successor to Bank of New York Mellon, London Branch, in its capacity as such), Calculation Agent (as defined herein) and as transfer agent (together with any substitute or additional transfer agents appointed in accordance herewith the “Transfer Agents”, which expression shall, unless the context otherwise requires, include the European Registrar, the Canadian Registrar and the U.S. Registrar);

(5)
The Bank of New York Mellon (Luxembourg) S.A., in its capacities as European registrar (the “European Registrar”, which expression shall include any successor to The Bank of New York Mellon (Luxembourg) S.A., in its capacity as such;

(6)
BNY Trust Company of Canada, acting through its offices located at 320 Bay Street 11th Floor, Toronto, Ontario, Canada, M5H 4A6, in its capacity as Canadian registrar (the “Canadian Registrar”, which expression shall include any successor in this capacity) and as transfer agent;

(7)
The Bank of New York Mellon, a New York banking corporation, in its capacities as U.S. registrar (the “U.S. Registrar”, which expression shall include any successor in this capacity), transfer agent and exchange agent (the “Exchange Agent”, which expression shall include any successor in this capacity and any substitute or additional Exchange Agent appointed in accordance herewith) and U.S. paying agent (the “U.S. Paying Agent”, which expression shall include any successor in this capacity, and together with the Issuing and Paying Agent and any substitute or additional paying agents appointed in accordance herewith the “Paying Agents”); and

(8)	Computershare Trust Company of Canada (the “Bond Trustee”, which expression shall include all person for the time being the bond trustee or the bond trustees under the Trust Deed).

WHEREAS:

(A)           The Issuer has established a programme (the “Programme”) for the issuance of Covered Bonds (the “Covered Bonds”);

(B)           In connection with the Programme, the Issuer has entered into the Dealership and Underwriting Agreements;

(C)           The Issuer, the Guarantor LP, the Bond Trustee, Royal Bank of Canada, London branch, The Bank of New York Mellon, ING Belgium S.A./N.V., Royal Bank of Canada (Suisse) and Fortis Banque Luxembourg S.A. entered into an agency agreement dated October 25, 2007, as the same was most recently amended and restated by agreement dated April 6, 2011 (as amended, the “Prior Amended and Restated Agency Agreement”) between the Issuer, the Guarantor LP, the Bond Trustee, Royal Bank of Canada, London branch and The Bank of New York Mellon and the same was amended by a novation agreement dated October 7, 2011 between the parties hereto and Royal Bank of Canada, London branch, all to record certain arrangements which they made in relation to the Covered Bonds to be issued under the Programme;

(D)           ING Belgium S.A./N.V., Royal Bank of Canada (Suisse), Fortis Banque Luxembourg S.A. and Royal Bank of Canada, London Branch have ceased to be Paying Agents, and Royal Bank of Canada, London branch has ceased to be Transfer Agent and European Registrar, and Royal Bank of Canada has ceased to be Canadian Registrar and Transfer Agent in respect of any Covered Bonds issued under the Programme; and

(E)            The parties desire to amend and restate in its entirety the terms the Prior Amended and Restated Agency Agreement by entering into this Agreement, such amendment and restatement having been made in accordance with Section 20 of the Prior Amended and Restated Agency Agreement.

IT IS AGREED as follows:

Section 1.         Interpretation

1.01	In this Agency Agreement, any reference to:

“Agents” means each of the Issuing and Paying Agent, European Registrar, Transfer Agents, Canadian Registrar, U.S. Registrar, Exchange Agents and Paying Agents;

“Agency Agreement” or this “Agreement” means this amended and restated agency agreement dated June 29, 2012, as the same may be amended, restated, or supplemented from time to time by written agreement of the parties hereto;

“Authorised Person” means any person who is designated by the Issuer in writing from time to time to give instructions to the Agents;

“Canadian Dealers” means persons appointed as dealers pursuant to the terms of a Canadian Dealership Agreement;

“Canadian Dealer Agreement” means any  dealer agreement entered into pursuant to the terms of the Dealership Agreement  to solicit, from time to time, offers to purchase Covered Bonds in Canada, in accordance with such dealer agreement,  as the same may be amended, supplemented or replaced;

“Canadian Prospectus” means the short form base shelf prospectus of the Bank, in both English and French, dated October 21, 2011, including at any time the documents or information incorporated or deemed to be incorporated by reference therein, subject to and to the extent that prospectus supplements, in both English and French, have been filed providing for a continuous offering of Covered Bonds under the Covered Bond Programme during the period that such base shelf prospectus remains effective in accordance with National Instrument 44-102 - Shelf Distributions of the Canadian Securities Administrators, and includes such filed prospectus supplements.

“Calculation Agent” means, in relation to any Series of Covered Bonds, the institution appointed as calculation agent for the purposes of such Covered Bonds and named as such in the applicable Final Terms, in the case of the Issuing and Paying Agent, pursuant to Section 13, in the case of a Global Dealer or Canadian Dealer, pursuant to Section 4 of the Dealership Agreement and, in the case of any other institution or U.S. Dealer, pursuant to a letter of appointment in, or substantially in, the form set out in the Fourth Schedule and, in any case, any successor to such institution in its capacity as such;

a “Clause” is, unless the context indicates otherwise, to a clause in a Section hereof;

“Code” means the U.S. Internal Revenue Code of 1986;

“Dealers” means the Global Dealers, the U.S. Dealer(s) and the Canadian Dealers;

“Dealership and Underwriting Agreements” means the Dealership Agreement, any Canadian Dealership Agreement and the Underwriting Agreement;

“Dealership Agreement” means the amended and restated dealership agreement initially dated as of October 25, 2007 and most recently amended and restated on April 6, 2011, made between Royal Bank of Canada Europe Limited, RBC Capital Markets Corporation, Barclays Bank PLC, BNP Paribas, London Branch and Commerzbank Aktiengesellschaft London Branch, as dealers, and the Issuer and the Guarantor LP, as the same may be further amended, supplemented or replaced from time to time;

“Delivery Agent” means, in relation to any Series of Covered Bonds that contemplates physical settlement, the financial institution appointed as delivery agent for the purposes of such Covered Bonds and named as such in the applicable Final Terms;

“Global Dealers” means the persons party to the Dealership Agreement, as dealers, including any substitute or additional dealers appointed in accordance with the Dealership Agreement;

“Eurosystem-eligible Covered Bond” means a NGCB or a Registered Global Covered Bond that is to be held under the NSS, as stated in the applicable Pricing Supplement or Stand-Alone Prospectus;

“FATCA Withholding Tax” means any withholding  or deduction required pursuant to an agreement described in Section 1471(b) of the Code or any withholding or deduction otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof;

“FFI” means a “foreign financial institution” as such term is defined pursuant to Sections 1471 through 1474 of the Code and any regulations thereunder or official interpretations thereof;

“ICSD” means Euroclear and/or Clearstream, Luxembourg;

“Issuer-ICSDs Agreement” means the agreement entered into between the Issuer and each of the ICSDs;

“local time” in relation to any payment, is to the time in the city or town in which the relevant bank or the relevant branch or office thereof is located, and any reference to “local banking days” in relation thereto is to days other than Saturdays and Sundays on which commercial banks are open for general business, including dealings in foreign exchange and foreign currency deposits, in such city or town;

“London business day” means a day other than a Saturday or Sunday on which commercial banks and foreign exchange markets are open for general business, including dealings in foreign exchange and foreign currency deposits, in London;

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgements (including properly incurred legal fees and expenses) sustained by the Agents;

“N Covered Bond Assignment Agreement” means the assignment agreement substantially in the form attached to the relevant N Covered Bond delivered in accordance with the Conditions in respect of the relevant N Covered Bond;

“NSS” means the new safekeeping structure for registered global securities which are intended to constitute eligible collateral for Eurosytem monetary policy and intra-day credit operations;

“Participating FFI” means an FFI that has an agreement described in Section 1471(b) of the Code and any regulations thereunder or official interpretations thereof) in full force and effect as from the effective date of withholding on any “passthru payments” (as such term is defined pursuant to Sections 1471 through 1474 of the Code and any regulations thereunder or official interpretations thereof);

“Prospectus” means a prospectus prepared in connection with the Programme and approved by the UK Listing Authority, and constituting in the case of Covered Bonds to be listed on a Stock Exchange to the extent specified in such prospectus the Listing Particulars, as revised, supplemented or amended from time to time by the Issuer and the Guarantor LP including any documents which are from time to time incorporated in the Prospectus by reference except that in relation to each Tranche of Covered Bonds only, the applicable Final Terms shall be deemed to be included in the Prospectus;

“Registrars” means the European Registrar, the Canadian Registrar and the U.S. Registrar and any substitute or additional registrars appointed in accordance with the Agency Agreement and “Registrar” means, in relation to any particular Covered Bonds in registered form, those Registrar(s) specified in the applicable Final Terms;

“Regulated Market” means a regulated market for the purposes of the Markets in Financial Instruments Directive;

“Relevant Dealer” means (i) each Dealer party to an agreement whether oral or in writing with the Issuer and the Guarantor LP for the sale by the Issuer and purchase or, as the case may be, subscription as principal, by such Dealer or on such other basis as may be agreed between the Issuer and Guarantor LP and such Dealer, at the relevant time, of any Covered Bonds; and (ii) if no such agreement has been entered into at a relevant time in respect of any Covered Bonds, the each Dealer named as such in the Final Terms in respect of such Covered Bonds;

a “Schedule” is, unless the context indicates otherwise, to a schedule hereto which, for greater certainty, forms part of this Agreement;

a “Section” is, unless the context indicates otherwise, to a section hereof;

the “specified office” of any Agent or Calculation Agent is to the office specified against its name in the Third Schedule or, in the case of any Agent or Calculation Agent not originally party hereto, specified in its terms of appointment (or, in the case of a Calculation Agent which is a Dealer, specified for the purposes of Section 6 of the Dealership Agreement) or such other office in the same metropolitan area as such Agent or, as the case may be, such Calculation Agent may specify by notice to the Issuer and the other parties hereto in accordance with Clause 16.08; and

“Transfer Certificate” means a certificate in the form set out in the First Schedule.

“Underwriting Agreement” means an underwriting agreement in respect of the sale of Covered Bonds in the United States pursuant to the U.S. Registration Statement, to be entered into in July 2012, between RBC Capital Markets, LLC, as dealer, and the Issuer and the Guarantor LP, as the same may be further amended, supplemented or replaced from time to time;

“U.S. Dealer(s)” means the person(s) party to the Underwriting Agreement, as agents, including any each person appointed as an agent pursuant to the terms of the Underwriting Agreement;

“U.S. Prospectus” means the prospectus included in the U.S. Registration Statement, as revised, supplemented or amended from time to time by the Issuer and the Guarantor LP including any documents which are from time to time incorporated in the U.S. Prospectus by reference except that in relation to each tranche of Covered Bonds only, the applicable pricing supplement shall be deemed to be included in the U.S. Prospectus;

“U.S. Registration Statement” means a registration statement on Form F-3 (File No: 333-181552) in respect of certain issuances of covered bonds to be registered with the United States Securities and Exchange Commission, as revised, supplemented or amended from time to time;

1.02    The Master Definitions and Construction Agreement made between the parties to the Transaction Documents on the Programme Establishment Date and most recently amended and restated on June 29, 2012 (as the same may be amended, varied, supplemented or amended and restated from time to time with the consent of the parties thereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Agreement shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Section 2 of the Master Definitions and Construction Agreement. In the event of inconsistency between the Master Definitions and Construction Agreement and this Agency Agreement, this Agency Agreement shall prevail.

1.03    Section and Schedule headings are for ease of reference only and shall not affect the construction or interpretation of this Agreement.

1.04    In this Agreement, any reference to payments of principal or interest includes any additional amounts payable in relation thereto under the Conditions.

1.05    In this Agreement, any reference to Euroclear and/or Clearstream, Luxembourg, CDS, and/or DTC shall, wherever the context so permits (other than in relation to a Eurosystem-eligible Covered Bond), be deemed to include a reference to any other clearing system agreed as is approved by the Issuer, the Issuing and Paying Agent and the Bond Trustee or as may otherwise be specified in the applicable Final Terms.

1.06    In this Agreement, any reference to the “records” of an ICSD, DTC or CDS, shall be to the records that each of the ICSDs, DTC and CDS holds for its customer which reflect the amount of such customer’s interest in the Covered Bonds (but excluding any interest in any Covered Bonds of one of the ICSDs, DTC or CDS, as applicable, shown in the records of any other of the ICSDs, DTC or CDS, as applicable).

1.07    All references herein to Covered Bonds having a “listing” or being “listed” on a Stock Exchange shall (i) in relation to the London Stock Exchange, be construed to mean that such Covered Bonds have been admitted to the Official List by the UK Listing Authority and admitted to trading on either the Market or the PSM or (ii) in relation to any Stock Exchange in the EEA (other than the London Stock Exchange), be construed to mean that such Covered Bonds have been admitted to trading on a Regulated Market or (iii) to any other Stock Exchange (other than those referred to in (i) and (ii) above), be construed to mean that the Covered Bonds have been listed on that Stock Exchange and/or to trading on the relevant market, as the case may be, and all references in the trust presents to “listing” and “listed” shall include references to “quotation” and “quoted” respectively.

Section 2.         Appointment of Agents

2.01    The Issuer and Guarantor LP (and, for the purposes only of sub-clause 2.06 below, the Bond Trustee) appoints:

(a)	Bank of New York Mellon, London Branch, as its Issuing and Paying Agent, exchange agent and transfer agent;

(b)	The Bank of New York Mellon (Luxembourg) S.A., as its European Registrar;

(c)	BNY Trust Company of Canada, acting through its offices located at 320 Bay Street 11th Floor, Toronto, Ontario, Canada, M5H 4A6, as its Canadian Registrar; and

(d)	The Bank of New York Mellon at its specified office as its U.S. Registrar, U.S. paying agent, transfer agent and exchange agent;

each for the purposes specified in this Agreement and in the Conditions and all matters incidental thereto.

2.02    Each of the Agents accepts its appointment as agent of the Issuer and Guarantor LP (and for the purposes only of sub-clause 2.06 below, the Bond Trustee) in relation to the Covered Bonds and shall perform all matters expressed to be performed by it in, and otherwise comply with, the Conditions and the provisions of this Agreement and, in connection therewith, shall take all such action as may be incidental thereto.  Each of the Agents appointed hereunder shall use commercially reasonable efforts to perform its obligations hereunder, including the timely taking of action as required hereunder; provided, however, that each of the Agents shall not be liable for its failure to meet such deadlines, including, without limitation, with respect to Paying Agents deadlines for the payment of money to owners of the Covered Bonds, except such failure as shall result from its own negligence or willful misconduct.

2.03    In acting under this Agreement and in connection with the Covered Bonds, the Agents shall act solely as agent(s) of the Issuer and will not assume any obligation or responsibility towards or relationship or agency or trust for or with any of the owners or holders of Covered Bonds or any other third party.

2.04    In relation to each issue of Eurosystem–eligible Covered Bonds, the Issuer hereby authorises and instructs the Issuing and Paying Agent or the European Registrar, as the case may be, to elect Euroclear as Common Safekeeper. From time to time the Issuer and the Issuing and Paying Agent or European Registrar may agree to vary this election. The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as Common Safekeeper in relation to any such issue and agrees that no liability shall attach to the Issuing and Paying Agent or the European Registrar in respect of any election made by it.

2.05    In relation to each Series of Covered Bonds where the Issuing and Paying Agent agrees to act as Delivery Agent for any Covered Bonds issued under the Programme that are payable and/or dischargeable by the Issuer by the payment or delivery of securities and/or other property or any combination of cash, securities and/or property, it is hereby appointed as Delivery Agent of the Issuer, upon the terms and subject to the conditions set out below, for the purpose of performing the obligations and duties imposed upon it by the relevant Conditions and this Agreement.  For the avoidance of doubt, the Issuing and Paying Agent shall have the right to decline to act as a Delivery Agent whereupon the Issuer shall either (i) act as Delivery Agent or (ii) engage another financial institution to act as Delivery Agent in respect of such Covered Bonds.

(a)
At any time after an Issuer Event of Default or Potential Issuer Event of Default shall have occurred and is continuing or the Bond Trustee shall have received any money from the Issuer which it proposes to pay under Clause 11 to the relevant Covered Bondholders, Receiptholders and/or Couponholders, the Bond Trustee may:

(i)
by notice in writing to the Issuer, Guarantor LP, the Agents, require the Agents pursuant to the Agency Agreement to act thereafter as Agents respectively of the Bond Trustee in relation to payments of such moneys to be made by or on behalf of the Bond Trustee under the terms hereof mutatis mutandis on the terms provided in the Agency Agreement (save that the Bond Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out of pocket expenses of the Agents shall be limited to the amounts for the time being held by the Bond Trustee on the trusts hereof relating to the Covered Bonds of the relevant Series and available for such purpose) and thereafter to hold all Covered Bonds, Receipts and Coupons and all sums, documents and records held by them in respect of Covered Bonds, Receipts and Coupons on behalf of the Bond Trustee; or

(ii)
by notice in writing to the Issuer require it (but not the Guarantor LP) to make all subsequent payments in respect of the Covered Bonds, Receipts and Coupons to or to the order of the Bond Trustee and not to the Issuing and Paying Agent or Registrar, as the case may be, and with effect from the issue of any such notice to the Issuer and until such notice is withdrawn proviso (a) to sub clause 2.2 of this Clause relating to the Covered Bonds shall cease to have effect in respect of the Issuer.

(b)
At any time after an Guarantor LP Event of Default or Potential Guarantor LP Event of Default shall have occurred and is continuing or the Bond Trustee shall have received any money from the Guarantor LP which it proposes to pay under Clause 11 to the relevant Covered Bondholders, Receiptholders and/or Couponholders, the Bond Trustee may:

(i)
by notice in writing to the Issuer, Guarantor LP, the Issuing and Paying Agent and the other Paying Agents require the Issuing and Paying Agent and the other Paying Agents or the Registrar, as the case may be, pursuant to the Agency Agreement to act thereafter as Agents respectively of the Bond Trustee in relation to payments of such moneys to be made by or on behalf of the Bond Trustee under the terms hereof mutatis mutandis on the terms provided in the Agency Agreement (save that the Bond Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out of pocket expenses of the Agents shall be limited to the amounts for the time being held by the Bond Trustee on the trusts hereof relating to the Covered Bonds of the relevant Series and available for such purpose) and thereafter to hold all Covered Bonds, Receipts and Coupons and all sums, documents and records held by them in respect of Covered Bonds, Receipts and Coupons on behalf of the Bond Trustee; or

(ii)
by notice in writing to the Guarantor LP require it to make all subsequent payments in respect of the Covered Bonds, Receipts and Coupons to or to the order of the Bond Trustee and not to the Issuing and Paying Agent or the Registrar, as the case may be, and with effect from the issue of any such notice to the Guarantor LP and until such notice is withdrawn proviso (a) to sub clause 2.2 of this Clause relating to the Covered Bonds shall cease to have effect.

2.07    Any Agent may, at any time, appoint a sub-agent or delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in such Agent by this Agreement. The appointment or delegation shall be made on the same terms as this Agreement (including the power to sub-delegate) and, provided that it has exercised due care in the selection of such sub-agent, delegate or sub-delegate, such Agent shall not be bound to monitor, oversee or supervise, or be in any way responsible for any liability incurred by reason of any misconduct or default on the part of any sub-agent, delegate or sub-delegate which is not an affiliate of The Bank of New York Mellon.

2.08    In no event shall any Agent be liable for any Losses arising as a result of an Agent receiving or transmitting any data from or to an Authorised Person via any non-secure method of transmission or communication, such as but without limitation, by facsimile or email. The Issuer accepts that some methods of communication are not secure and the Agents shall not incur any liability for receiving instructions via any such non-secure method. The Agents are authorised to comply with and rely upon any such notice, instruction or other communications believed by them to have been sent or given by an Authorised Person. The Issuer shall use all reasonable endeavours to ensure that instructions transmitted to the Agents pursuant to this Agreement are complete and correct. Any instructions transmitted shall be conclusively deemed to be valid instructions from the Issuer to the Agents for the purposes of this Agreement.

Section 3.         Issuance of Covered Bonds

3.01    Upon the conclusion of any Relevant Agreement (as defined in the Dealership Agreement), or the Issuer having accepted an offer to purchase Covered Bonds pursuant to the Underwriting Agreement (including any Terms Agreement (as defined in the Underwriting Agreement)) the Issuer shall as soon as practicable, but in any event not later than 2.00 p.m. (London time) on the third (or, in the case of Clause 3.01(b) on the second) Banking Day prior to the proposed Issue Date:

(a)
confirm by tested fax or email to the Issuing and Paying Agent or, if such Covered Bonds are to be Registered Covered Bonds (other than N Covered Bonds), the European Registrar, the Canadian Registrar or U.S. Registrar (copied to the Issuing and Paying Agent), all such information as the Issuing and Paying Agent or, as the case may be, the Registrar may reasonably require to carry out its functions under this Agreement and in particular, whether customary eurobond or medium term note settlement and payment procedures will apply to the relevant Tranche and, if a master Global Covered Bond is/are to be used, such details as are necessary to enable it to complete a duplicate or duplicates of the master Global Covered Bond and (if medium term note settlement and payment procedures are to apply) the account of the Issuer to which payment should be made, provided that, in the case of a confirmation by email such confirmation shall be confirmed forthwith by post unless a return email acknowledging receipt is received by the sender;

(b)
deliver a copy, of the Final Terms, duly executed (if applicable), in relation to the relevant Tranche to the Issuing and Paying Agent or, as the case may be, the Registrar (copied to the Issuing and Paying Agent); and

(c)
unless a master Global Covered Bond is to be used and the Issuer shall have provided such document to the Issuing and Paying Agent or, as the case may be, the Registrar pursuant to Clause 3.02, ensure that there is delivered to the Issuing and Paying Agent an appropriate Bearer Global Covered Bond (in unauthenticated and, where applicable uneffectuated form, but executed on behalf of the Issuer and otherwise complete) or, as the case may be, to the Registrar a stock of Registered Global Covered Bonds (in unauthenticated and, where applicable uneffectuated form, and with the names of the registered Holders left blank but executed on behalf of the Issuer and otherwise complete) in relation to the relevant Tranche.

3.02    The Issuer may, at its option, deliver from time to time to the Issuing and Paying Agent a stock of master Temporary Global Covered Bonds and master Permanent Global Covered Bonds (in unauthenticated and, where applicable uneffectuated form but executed on behalf of the Issuer) and/or, to the Registrar, master Registered Global Covered Bonds and N Covered Bonds (in unauthenticated and, where applicable uneffectuated form, but executed on behalf of the Issuer).

3.03    Where the relevant Covered Bonds are to be listed on the London Stock Exchange and where permitted by applicable legislation or stock exchange rules (including the Listing Rules), upon receipt of express instructions from the Issuer, the Issuing and Paying Agent or, as the case may be, the European Registrar shall, on behalf of the Issuer, deliver a copy of the Pricing Supplement to the UK Listing Authority and to the London Stock Exchange as soon as practicable but in any event not later than 2.00 p.m. (London time) on the London business day prior to the proposed Issue Date therefor.  Subject to the foregoing, the Issuer confirms to the Issuing and Paying Agent that it has submitted to the London Stock Exchange and the UK Listing Authority, a letter of appointment (which remains current) designating the Issuing and Paying Agent as authorised to submit the Pricing Supplement to the UK Listing Authority and to the London Stock Exchange on behalf of the Issuer.

3.04    Subject to Clause 3.09, where the relevant Covered Bonds are Bearer Covered Bonds and the relevant Bearer Global Covered Bond is a CGCB, on or before 10.00 a.m. (London time) on the Banking Day prior to the Issue Date in relation to each Tranche, the Issuing and Paying Agent shall authenticate and deliver the relevant Bearer Global Covered Bond(s) to the relevant common depositary for Euroclear and/or Clearstream, Luxembourg (or otherwise, at such time, on such date, to such person and in such place as may have been agreed between the Issuer, the Relevant Dealer and the Issuing and Paying Agent).  The Issuing and Paying Agent shall give instructions to Euroclear and/or Clearstream, Luxembourg to credit Covered Bonds represented by a Bearer Global Covered Bond to the Issuing and Paying Agent’s distribution account and to hold each such Covered Bond to the order of the Issuer pending delivery to the Relevant Dealer(s) on a delivery against payment basis (or on such other basis as shall have been agreed between the Issuer and the Relevant Dealer and notified to the Issuing and Paying Agent) in accordance with the normal procedures of Euroclear and/or Clearstream, Luxembourg, as the case may be and, following payment, to credit the Covered Bonds represented by such Bearer Global Covered Bond to such securities account(s) as shall have been notified to the Issuing and Paying Agent by the Issuer.  The Issuing and Paying Agent shall, on the Issue Date in respect of the relevant Tranche and against receipt of funds from the Relevant Dealer(s), transfer the proceeds of issue to the Issuer to the account notified in accordance with Clause 3.01 above.

If no such securities account(s) shall have been specified, the Issuing and Paying Agent shall authenticate and make available at its specified office on the Issue Date in respect of the relevant Tranche the relevant Bearer Global Covered Bond.

3.05    Where the relevant Covered Bonds are to be initially represented by a Registered Global Covered Bond, on or before 10.00 a.m. local time on the Banking Day prior to the Issue Date (or on the Issue Date in the case of a Registered Global Covered Bond noted in (b) below) in relation to each Tranche, the Registrar shall authenticate and deliver:

(a)
in the case of a Registered Global Covered Bond registered in the name of a nominee for a common depositary for Euroclear and/or Clearstream, Luxembourg, the Registered Global Covered Bond to the relevant depositary for Euroclear and/or Clearstream, Luxembourg (or otherwise, at such time, on such date, to such person and in such place as may have been agreed between the Issuer, the Relevant Dealer and the Registrar);

(b)
in the case of a Registered Global Covered Bond registered in the name of a nominee for DTC, the Registered Global Covered Bond to a custodian for DTC (or otherwise, at such time, on such date, to such person and in such place as may have been agreed between the Issuer, the Relevant Dealer and the Registrar);

(c)
in the case of a Registered Global Covered Bond registered in the name of CDS or its nominee, the Registered Global Covered Bond to a custodian for CDS or its nominee (or otherwise, at such time, on such date, to such person and in such place as may have been agreed between the Issuer, the Relevant Dealer and the Registrar); and

(d)
in the case of a Registered Global Covered Bond to be held under the NSS, to a nominee of the specified Common Safekeeper. The European Registrar will, on behalf of the Issuer, instruct the Common Safekeeper to effectuate the relevant Registered Global Covered Bond and instruct the ICSDs to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Registered Global Covered Bonds.

The Registrar shall give instructions to Euroclear and/or Clearstream, Luxembourg and/or DTC and/or CDS to credit the Covered Bonds represented by the Registered Global Covered Bond to the Registrar’s (or in the case of Covered Bonds deposited with DTC or CDS, the Relevant Dealer’s participant account or the participant account of the DTC or CDS participant, as the case may be) distribution account and to hold each such Covered Bond to the order of the Issuer pending delivery to the Relevant Dealer(s) on a delivery against payment basis (or on such other basis as shall have been agreed between the Issuer and the Relevant Dealer and notified to the Registrar) in accordance with the normal procedures of Euroclear and/or Clearstream, Luxembourg, CDS and/or DTC, as the case may be and, following payment, to credit the Covered Bonds represented by such Global Covered Bond to such securities account(s) as shall have been notified to the Registrar by the Issuer.  The Registrar shall, on the Issue Date in respect of the relevant Tranche and against receipt of funds from the Relevant Dealer(s), or the Covered Bondholder, as the case  may be, transfer the proceeds of issue to the Issuer to the account notified in accordance with Clause 3.01 above (in the case of the European Registrar) or (in the case of any other Registrar the account notified in advance to the such Registrar by the European Registrar.

If no such securities account(s) shall have been specified, the Registrar shall authenticate and make available at its specified office on the Issue Date in respect of the relevant Tranche the relevant Registered Global Covered Bond.

For greater certainty, the U.S. Registrar shall authenticate and deliver Registered Global Covered Bonds in the case of Clause 3.05(b) above and any Registered Definitive Covered Bonds (where issued directly or in exchange for such Registered Global Covered Bonds) on the instructions of the European Registrar, make all payments on such Registered Covered Bonds required by the Conditions and maintain the Register for all such Registered Covered Bonds.  The European Registrar shall authenticate and deliver Registered Global Covered Bonds in the case of Clause 3.05(a) above or any Registered Definitive Covered Bonds issued in exchange therefor, make all payments on such Registered Covered Bonds required by the Conditions, instruct the U.S. Registrar to authenticate and deliver Registered Global Covered Bonds in the case of Clause 3.05(b) and to pay the proceeds of issue to a specified account of the Issuer and maintain the Register for all such Registered Global Bonds.

Where the relevant Covered Bonds are N Covered Bonds, the Issuer shall:

(i)
as soon as practicable, but in any event not later than 10:00 a.m. (London time) on the third Banking Day prior to the proposed Issue Date, confirm by e-mail or tested fax to the Registrar (copied to the Issuing and Paying Agent), all such information as the Registrar may reasonably require to carry out its functions under this Agreement, provided that, in the case of a confirmation by email such confirmation shall be confirmed forthwith by post unless a return email acknowledging receipt is received by the sender;

(ii)
as soon as practicable, but in any event not later than 10:00 a.m. (London time) on the third Banking Day prior to the proposed Issue Date, deliver a copy, duly executed, of the relevant N Covered Bond along with the related N Covered Bond Agreement to the Registrar (copied to the Issuing and Paying Agent).

On the Issue Date the Registrar shall complete each N Covered Bond (including making out each N Covered Bond in the name of the relevant Covered Bondholder), authenticate and deliver each N Covered Bond to be issued.

For greater certainty, the Issuer shall procure the counter-execution by each holder of N Covered Bonds of the required number of the relevant N Covered Bond Agreement prior to delivering a copy, or copies (as the case may be) of the same to the Registrar in accordance with this Section 3.05.

3.06    Subject to Clause 3.09, where the relevant Bearer Global Covered Bonds are NGCBs, on or before 10.00 a.m. (London time) on the Banking Day prior to the Issue Date in relation to each Tranche, the Issuing and Paying Agent shall authenticate and deliver each relevant Bearer Global Covered Bond to the specified Common Safekeeper (or otherwise, at such time, on such date, to such person and in such place as may have been agreed between the Issuer, the Relevant Dealer and the Issuing and Paying Agent). The Issuing and Paying Agent will, on behalf of the Issuer, on the issue date in accordance with the Issuer’s instructions instruct the Common Safekeeper to effectuate the relevant Bearer Global Covered Bond and instruct the ICSDs to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Bearer Covered Bonds.

3.07    If the Issuing and Paying Agent or, as the case may be, the Registrar should pay an amount (an “advance”) to the Issuer in the belief that a payment has been or will be received from a Dealer, and if such payment is not received by the Issuing and Paying Agent or, as the case may be, the Registrar on the date that the Issuing and Paying Agent or, as the case may be, the Registrar pays the Issuer, the Issuer shall forthwith repay the advance (unless prior to such repayment the payment is received from the Dealer) and shall pay interest on such amount which shall accrue (as well after as before judgment) on the basis of a year of 360 days (365 days (366 days in the case of a leap year) in the case of an advance paid in sterling) and the actual number of days elapsed from the date of payment of such advance until the earlier of (i) repayment of the advance or (ii) receipt by the Issuing and Paying Agent or, as the case may be, the Registrar of the payment from the Dealer, and at the rate per annum certified by the Issuing and Paying Agent or, as the case may be, the Registrar and expressed as a rate per annum as reflecting its cost of funds for the time being in relation to the advance.

3.08    Subject to Clause 3.09, the Issuer shall, in relation to each Tranche of Covered Bonds which is represented by a Temporary Global Covered Bond, ensure that there is delivered to the Issuing and Paying Agent not less than five Banking Days before the relevant Temporary Global Covered Bond becomes exchangeable therefor, the Permanent Global Covered Bond (in unauthenticated form, but executed by the Issuer and otherwise complete) in relation thereto unless a master Permanent Global Covered Bond is to be used and the Issuer has provided the relevant document to the Issuing and Paying Agent pursuant to Clause 3.02 or, as the case may be, not less than ten Banking Days before the relevant Temporary Global Covered Bond becomes exchangeable therefor, the Bearer Definitive Covered Bonds (in unauthenticated form, but executed by the Issuer and otherwise complete) in relation thereto.  The Temporary Global Covered Bond is exchangeable for Bearer Definitive Covered Bonds and the Issuer shall ensure that there is delivered to the Issuing and Paying Agent sufficient Bearer Definitive Covered Bonds to enable the Issuing and Paying Agent, or the Registrar in the case of a Registered Global Covered Bond, to effect exchanges of interests in the relevant Global Covered Bond for Definitive Covered Bonds in accordance with the terms of the Temporary Global Covered Bond.  The Issuing and Paying Agent shall, subject to Clause 3.09, authenticate and deliver such Permanent Global Covered Bond (and where the relevant Global Covered Bond is a Eurosystem-eligible Covered Bond, the Issuing and Paying Agent shall instruct the Common Safekeeper to effectuate the Permanent Global Covered Bond) or, as the case may be, Definitive Covered Bonds in accordance with the terms hereof and of the relevant Temporary Global Covered Bond.

3.09    Notwithstanding Clauses 3.04 and 3.06, where a Series of Covered Bonds is represented by a Permanent Global Covered Bond, on the issue of a subsequent Tranche of such Series (a) in the case of a Permanent Global Covered Bond that is a CGCB, the Issuer and the Relevant Dealer may agree that the Issuing and Paying Agent shall deliver the applicable Pricing Supplement to the common depositary or custodian, as the case may be, to be attached to the Permanent Global Covered Bond originally representing the Series and the Schedule to such Global Covered Bond, shall be updated to reflect the increase in principal amount of the Series by the principal amount of such Tranche; or (b) in the case of a Permanent Global Covered Bond that is an NGCB, the Issuer and the Relevant Dealer may agree that the Issuing and Paying Agent shall deliver the applicable Pricing Supplement to the Common Safekeeper to be attached to the Permanent Global Covered Bond representing the Series and instruct the ICSDs to make appropriate entries in their records to reflect the increase in principal amount of the Series by the principal amount of such Tranche.

3.10    The Issuer shall, in relation to each Tranche of Covered Bonds which is represented by a Permanent Global Covered Bond or Registered Global Covered Bond in relation to which an exchange notice has been given in accordance with the terms of such Global Covered Bond or which is due to be exchanged in accordance with its terms, ensure that there is delivered to the Issuing and Paying Agent and/or, as the case may be, the Registrar not less than ten Banking Days before the latest date on which the relevant notice period expires or, in any event, not less than ten Banking Days before the date on which such Global Covered Bond may be exchanged, the Definitive Covered Bonds (in unauthenticated form but executed by the Issuer and otherwise complete) in relation thereto.  The Issuing and Paying Agent or, as the case may be, the Registrar shall authenticate and deliver such Bearer Definitive Covered Bonds and/or Registered Definitive Covered Bonds in accordance with the terms hereof and of the relevant Global Covered Bond.

3.11    Where any Bearer Definitive Covered Bonds are to be delivered in exchange for a Temporary Global Covered Bond or a Permanent Global Covered Bond, the Issuing and Paying Agent shall ensure that (i) in the case of Bearer Definitive Covered Bonds with Coupons attached, such Bearer Definitive Covered Bonds shall have attached thereto only such Coupons as shall ensure that neither loss nor  gain of  interest shall accrue to the bearer thereof; (ii) in the case of Instalment Covered Bonds which are Bearer Definitive Covered Bonds with Receipts, such Bearer Definitive Covered Bonds shall have attached thereto only such Receipts in respect of Instalment Amounts as shall not then have been paid; and (iii) in the case of Instalment Covered Bonds which are Bearer Definitive Covered Bonds without Receipts, any Instalment Amounts that shall have then been paid shall be noted on the grid endorsed on such Bearer Definitive Covered Bonds.

3.12    The Issuing and Paying Agent or, as the case may be, the Registrar shall hold in safe custody all unauthenticated Global Covered Bonds, Definitive Covered Bonds (including any Coupons attached thereto) delivered to it in accordance with this Section 3, Section 4 and Section 10 and shall ensure that the same (or, in the case of a master Global Covered Bond, copies thereof) are authenticated and delivered only in accordance with the terms hereof and, if applicable, the relevant Global Covered Bond.  The Issuer shall ensure that each of the Issuing and Paying Agent, the Registrar and the Replacement Agent (as defined in Clause 4.01) holds sufficient Covered Bonds, Receipts or Coupons to fulfil its respective obligations under Section 4, Section 5 and Section 11 and each of the Issuing and Paying Agent, the Registrar and the Replacement Agent undertakes to notify the Issuer if it holds insufficient Covered Bonds, Receipts or Coupons for such purposes.

3.13    Each of the Issuing and Paying Agent and the Registrar is authorised by the Issuer to authenticate such Temporary Global Covered Bonds, Permanent Global Covered Bonds, Definitive Covered Bonds or, as the case may be, Registered Global Covered Bonds as may be required to be authenticated hereunder by the signature of any of their respective officers or any other person duly authorised for the purpose by the Issuing and Paying Agent or, as the case may be, the Registrar.

3.14    Where the Issuing and Paying Agent or European Registrar delivers any authenticated Eurosystem-eligible Covered Bonds to a Common Safekeeper for effectuation using electronic means, it is authorised and instructed to destroy the Bearer Global Covered Bond or Registered Global Covered Bond retained by it following its receipt of confirmation from the Common Safekeeper that the relevant Bearer Global Covered Bond or Registered Global Covered Bond has been effectuated.

3.15    On each occasion on which a portion of a Temporary Global Covered Bond or a Permanent Global Covered Bond is exchanged for a portion of a Permanent Global Covered Bond or, as the case may be, for Bearer Definitive Covered Bonds, the Issuing and Paying Agent shall note or procure that (i) if the relevant Global Covered Bond is a CGCB, there is noted on the Schedule to the Temporary Global Covered Bond or, as the case may be, Permanent Global Covered Bond the aggregate principal amount thereof so exchanged and the remaining principal amount of the Temporary Global Covered Bond or, as the case may be, Permanent Global Covered Bond (which shall be the previous principal amount thereof less (or, in the case of a Permanent Global Covered Bond in respect of an exchange of a portion of a Temporary Global Covered Bond, plus) the aggregate principal amount so exchanged) and shall procure the signature of such notation on its behalf and (ii) where the relevant Global Covered Bond is a NGCB, instruct the ICSDs in accordance with the provisions of schedule to make appropriate entries in their records to reflect the aggregate principal amount thereof as exchanged and the remaining principal amount of the relevant NGCB.  The Issuing and Paying Agent shall cancel or procure the cancellation of each Temporary Global Covered Bond or, as the case may be, Permanent Global Covered Bond against surrender (such surrender to be to the Issuing and Paying Agent or, in the case of a Temporary Global Covered Bond which is a NGCB exchangeable for a Permanent Global Covered Bond which is a NGCB, to or to the order of the Issuing and Paying Agent or Common Safekeeper) of which it has made full exchange for a Permanent Global Covered Bond or Bearer Definitive Covered Bonds and in the case of a NGCB, instruct the ICSDs in accordance with the provisions of the Fifth Schedule, to make appropriate entries in their records to reflect such cancellation and, if such Temporary Global Covered Bond is a NGCB and has not been surrendered to the Issuing and Paying Agent, instruct the Common Safekeeper to destroy the Temporary Global Covered Bond.

3.16    Upon any exchange of all or part of an interest in a Rule 144 Global Covered Bond for an interest on a Regulation S Global Covered Bond or vice versa or upon exchange of an interest in a Registered Global Covered Bond for Registered Definitive Covered Bonds, the Registrar is authorised on behalf of the Issuer (a) to make all appropriate entries in the Register to reflect the reduction or increase (as the case may be) in the principal amount of Covered Bonds represented by the relevant Registered Global Covered Bond(s), (b) in the case of Eurosystem-eligible Covered Bonds, to instruct the ICSDs to make appropriate entries in their records and (c) in the case of a total exchange for Registered Definitive Covered Bonds, to cancel or arrange for the cancellation of the relevant Registered Global Covered Bonds.

3.17    The Issuer or Guarantor LP shall, in relation to any Bearer Definitive Covered Bonds to which a Talon is attached upon the initial delivery thereof, on each occasion on which a Talon becomes exchangeable for further Coupons, not less than five Banking Days before the date on which the final Coupon comprised in any Coupon sheet (which includes a Talon) matures (“Talon Exchange Date”), ensure that there is delivered to the Issuing and Paying Agent such number of Coupon sheets as may be required in order to enable the Paying Agents (excluding the U.S. Paying Agent) to fulfil their obligation under Clause 3.12 hereof.

3.18    The relevant Paying Agent (excluding the U.S. Paying Agent) shall, against the presentation and surrender of any Talon, on or after the Talon Exchange Date in respect of such Talon, deliver a Coupon sheet provided that if any Talon is presented and surrendered for exchange to a Paying Agent and the Replacement Agent (as defined in Clause 4.01) has delivered a replacement therefor such Paying Agent shall forthwith notify the Issuer of such presentation and surrender and shall not exchange against the same unless and until it is so instructed by the Issuer.  After making such exchange, the Paying Agent shall cancel each Talon surrendered to it and in respect of which a Coupon sheet shall have been delivered and shall (if such Paying Agent is not the Issuing and Paying Agent) deliver the same to the Issuing and Paying Agent.

3.19    The Issuer or Guarantor LP undertakes to notify the Issuing and Paying Agent of any changes in the identity of the Dealers appointed generally in respect of the Programme and the Issuing and Paying Agent agrees to notify the other Agents thereof as soon as reasonably practicable thereafter.

3.20    In the case of Partly Paid Covered Bonds, on each occasion that payment is made to the Issuer in accordance with the Conditions, the Issuing and Paying Agent (in the case of a Temporary Global Covered Bond or a Permanent Global Covered Bond that is a CGCB) or the Registrar (in the case of Registered Covered Bonds) shall note or procure that there is noted on the Schedule to the relevant Global Covered Bond or, in the case of Registered Covered Bonds, in the Register (as defined herein) against the name of the relevant registered Holder (i) the aggregate principal amount of such payment, and (ii) the increased principal amount of the relevant Covered Bond (which shall be the previous principal amount plus the amount referred to at (i) above) and shall procure the signature of such notation on its behalf and in the case of a Eurosystem-eligible Covered Bond, instruct the ICSDs in accordance with the provisions of the Fifth Schedule, to make appropriate entries in their records to reflect such increased principal amount.

3.21    In the case of Partly Paid Covered Bonds, on each occasion on which any Covered Bonds are to be forfeited, the Issuer will give notice thereof to the Issuing and Paying Agent or, in the case of Registered Covered Bonds, the Registrar (copied to the Issuing and Paying Agent) of (in the case of a Global Covered Bond) the aggregate principal amount of Covered Bonds which are to be forfeited or (in the case of Registered Covered Bonds) the serial numbers of the Covered Bonds and the names of the registered Holders thereof which are to be forfeited and of the relevant Forfeiture Date.

3.22    In the case of Partly Paid Covered Bonds, on each occasion on which any Covered Bonds are forfeited, the Issuing and Paying Agent (i) (in the case of a Temporary Global Covered Bond or a Permanent Global Covered Bond that is a CGCB) or the Registrar (in the case of Registered Covered Bonds) shall note or procure that there is noted on the Schedule to the Temporary Global Covered Bond or Permanent Global Covered Bond or, in the case of Registered Covered Bonds, in respect of each Registered Covered Bond in the Register against the name of the relevant registered Holder, the aggregate principal amount or, in the case of Registered Covered Bonds, principal amount, so forfeited and the remaining principal amount of the Temporary Global Covered Bond or Permanent Global Covered Bond or Registered Covered Bond and shall procure the signature of such notation on its behalf and (ii) where the relevant Global Covered Bond is a Eurosystem-eligible Covered Bond, instruct the ICSDs in accordance with the provisions of the Fifth Schedule to make appropriate entries in their records to reflect the aggregate principal amount thereof as forfeited and the remaining principal amount of the Eurosystem-eligible Covered Bond.  The Issuing and Paying Agent shall cancel or procure the cancellation of each Temporary Global Covered Bond or, as the case may be, Permanent Global Covered Bond in respect of which all the Covered Bonds represented thereby have been forfeited and in the case of a NGCB, instruct the ICSDs in accordance with the provisions of the Fifth Schedule, to make appropriate entrees in their records to reflect such cancellation and, if such Temporary Global Covered Bond is a NGCB and has not been surrendered to the Issuing and Paying Agent, instruct the Common Safekeeper to destroy the Temporary Global Covered Bond.

3.23    In the event that the Issuer issues Covered Bonds under the Programme that are payable and/or dischargeable by the Issuer by payment or delivery of securities and/or other property or any combination of cash, securities and/or property, the procedures governing the issue of such Definitive Covered Bonds shall be set forth in the applicable Final Terms.

3.24    The Issuing and Paying Agent or, as the case may be, the European Registrar will on behalf of the Issuer ensure that the Covered Bonds of each Tranche are assigned, as applicable, security numbers (including, but not limited to, common codes and ISINs and, where applicable, CUSIP and CINS numbers) which are different from the security numbers assigned to Covered Bonds of any other Tranche of the same Series until at least the expiry of the Distribution Compliance Period in respect of the relevant Tranche.  For greater certainty, the Agents shall have no responsibility for obtaining any security numbers that may be required in respect of the N Covered Bonds.

Section 4.         Replacement Covered Bonds

4.01    The Issuing and Paying Agent or the Registrar or a Paying Agent or Transfer Agent (in such capacity “Replacement Agent”) shall, upon and in accordance with the written instructions of the Issuer but not otherwise, authenticate and deliver a Global Covered Bond, Definitive Covered Bond, Receipt or Coupon as a replacement for any of the same which has been mutilated or defaced or which has or has been alleged to have been destroyed, stolen or lost, provided that no Global Covered Bond, Definitive Covered Bond, Receipt or Coupon shall be delivered as a replacement for any of the same which has been mutilated or defaced otherwise than against surrender of same.  Such instructions shall include the serial number (except in the case of an N Covered  Bond, where such instructions shall include the name of the relevant Covered Bondholder) and denomination of the Global Covered Bond, Definitive Covered Bond, Receipt or Coupon to be replaced and will include, without limitation, the terms as to the payment of expenses and as to evidence, security and indemnity.

4.02    Each replacement Global Covered Bond, Covered Bond, Receipt or Coupon delivered hereunder shall bear a unique serial number (except in the case of an N Covered  Bond where it shall specify the name of the relevant Covered Bondholder) and be in a form otherwise identical to the Covered Bond it so replaces.

4.03    The Replacement Agent shall cancel each mutilated or defaced Global Covered Bond, Definitive Covered Bond, Receipt or  Coupon surrendered to it and in respect of which a replacement has been delivered.

4.04    The Replacement Agent shall notify the Issuer and (in the case of Registered Covered Bonds) the relevant Registrar and (in the case of the Bearer Covered Bonds) the other Paying Agents of the delivery by it in accordance herewith of any replacement Temporary Global Covered Bond, Permanent Global Covered Bond, Definitive Covered Bond, Receipt, Coupon or Registered Global Covered Bond, specifying the serial number (except in the case of an N Covered  Bond, where it shall specify the name of the relevant Covered Bondholder) and denomination thereof and the serial number and denomination (if any) of the Covered Bond which it replaces and confirming (if such be the case) that the Covered Bond which it replaces has been cancelled.

4.05    Unless the Issuer instructs otherwise, the Replacement Agent shall destroy each mutilated or defaced Global Covered Bond, Definitive Covered Bond, Receipt or Coupon surrendered to and cancelled by it and in respect of which a replacement has been delivered and shall, as soon as reasonably practicable but not later than three months after such destruction, furnish the Issuer with a certificate as to such destruction and specifying the serial numbers of the Global Covered Bond and Definitive Covered Bonds (except in the case of an N Covered  Bond, where it shall specify the name of the relevant Covered Bondholder) (distinguishing between different denominations) in numerical sequence and the total number by payment or maturity date of Receipts and Coupons (distinguishing Talons) as destroyed.

Section 5.         Determination of End of Distribution Compliance Period

5.01    In the case of a Tranche in respect of which there is only one Dealer, the Issuing and Paying Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the Relevant Dealer to the Issuing and Paying Agent as being the date as of which distribution of the Covered Bonds of that Tranche was completed.

5.02    In the case of a Tranche in respect of which there is more than one Relevant Dealer but which is not subscribed on a syndicated basis, the Issuing and Paying Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the latest of the dates certified by all the Relevant Dealers to the Issuing and Paying Agent as being the respective dates as of which distribution of the Covered Bonds of that Tranche purchased by each such Relevant Dealer was completed.

5.03    In the case of a Tranche subscribed pursuant to a Subscription Agreement, the Issuing and Paying Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the Lead Manager to the Issuing and Paying Agent as being the date as of which distribution of the Covered Bonds of that Tranche was completed.

5.04    Immediately after it determines the end of the Distribution Compliance Period in respect of any Tranche, the Issuing and Paying Agent shall notify such determination to the Issuer, Guarantor LP, the Bond Trustee, the Registrar (if applicable), Euroclear, Clearstream, Luxembourg, DTC or CDS as the case may be, and the relevant Dealers (in the case of an issue of Covered Bonds not subscribed pursuant to a Subscription Agreement) or the Lead Manager (in the case of an issue of Covered Bonds subscribed pursuant to a Subscription Agreement).

Section 6.         Payments to the Issuing and Paying Agent or the Registrar

6.01    In order to provide for the payment of interest and principal or, as the case may be, any other amount payable in respect of the Covered Bonds of each Series as the same shall become due and payable, the Issuer (failing which the Guarantor LP) shall (i) pay to the Issuing and Paying Agent or, as the case may be, the European Registrar on or before the date on which such payment becomes due an amount equal to the amount of principal or, as the case may be, interest (including for this purpose any amounts remaining payable in respect of uncancelled Coupons pertaining to Bearer Definitive Covered Bonds which have been cancelled following their purchase in accordance with the Conditions) then becoming due in respect of such Covered Bonds or any other amount payable; and (ii) in the case of a Bearer Global Covered Bond which is a NGCB or a Registered Global Covered Bond held under the NSS, shall procure that the Issuing and Paying Agent or European Registrar, as the case may be, in accordance with the provisions of the Fifth Schedule obtains from the ICSDs confirmation that the records of such ICSDs as to amounts payable on a relevant payment date and the records of the Issuing and Paying Agent or European Registrar as to amounts payable on a relevant payment date are identical.

6.02   The Issuing and Paying Agent or, as the case may be, the relevant Registrar shall withhold any pre-advice required by the rules of any relevant Clearing System regarding payment of the Final Redemption Amount on the Final Maturity Date of any Series of Covered Bonds until it has received the confirmation from the Issuer required under Condition 6.01 to the effect that payment will be made in full of the Final Redemption Amount on that Final Maturity Date.

6.03    Each amount payable by the Issuer under Clause 6.01 shall be paid unconditionally by credit transfer in the currency in which the Covered Bonds of the relevant Series are denominated or, if different, payable and in immediately available, freely transferable funds not later than 10.00 a.m. (local time) on the relevant day to such account with such bank as the Issuing and Paying Agent or, as the case may be, the European Registrar may by notice to the Issuer have specified for the purpose.  The Issuer shall, before 10.00 a.m. (local time) on the second local banking day before the due date of each payment by it under Clause 6.01, confirm to the Issuing and Paying Agent or, as the case may be, the European Registrar by SWIFT message or by such other means as may be agreed between the Issuer and the Issuing and Paying Agent or, as the case may be, the European Registrar that it has given irrevocable instructions for the transfer of the relevant funds to the Issuing and Paying Agent or, as the case may be, the European Registrar and the name and the account of the bank through which such payment is being made.

6.04    Each of the Issuing and Paying Agent and the Registrar shall be entitled to deal with each amount paid to it hereunder in the same manner as other amounts paid to it as a banker by its customers provided that:

(a)	it shall not against the Issuer or Guarantor LP exercise any lien, right of set-off or similar claim in respect thereof;

(b)	unless otherwise agreed with the Issuer and Guarantor LP it shall not be liable to any person for interest thereon; and

(c)	money held by it need not be segregated except as required by law.

6.05    All moneys paid to the Issuing and Paying Agent by the Issuer or Guarantor LP in respect of any Bearer Covered Bond shall be held by the Issuing and Paying Agent and applied in accordance with Section 7.  Unless otherwise provided in the applicable Pricing Supplement, if any amount held by the Issuing and Paying Agent in respect of payments of interest, principal or, as the case may be, any other amount payable in respect  of any Bearer Covered Bond has not been collected two years after the date such amount became due and payable, the Issuing and Paying Agent shall notify the Issuer and Guarantor LP and, at the request of the Issuer or Guarantor LP, the Issuing and Paying Agent shall, as soon as practicable, repay such amount to the Issuer or Guarantor LP, as the case may be, by credit transfer to such account with such bank as the Issuer or Guarantor LP may by notice to the Issuing and Paying Agent have specified for the purpose.

6.06    If the Issuing and Paying Agent or, as the case may be, the European Registrar has not, (a) by 1.00 p.m. (local time) on the second local banking day before the due date of any payment to it under Clause 6.01, received notification of the relevant payment confirmation referred to in Clause 6.03 or (b) by 10.00 a.m. (local time) on the due date of any payment received the full amount payable under Clause 6.01 or (c) or in the case of a Eurosystem-eligible Covered Bond, by 10.00 a.m. (local time) on the due date of any payment received confirmation from the ICSDs (in accordance with the provisions of the Fifth Schedule) that the records of the ICSDs as to amounts payable on a relevant payment date are identical to the records of the Issuing and Paying Agent or European Registrar as to amounts payable on a relevant payment date under Clause 6.01, it shall forthwith notify the Issuer, Guarantor LP, the Bond Trustee, the U.S. Registrar (if applicable in the case of Registered Covered Bonds) and (in the case of Bearer Definitive Covered Bonds) the Paying Agents thereof.  If the Issuing and Paying Agent or, as the case may be, the European Registrar subsequently receives notification of such payment instructions or payment of the amount due or the Issuing and Paying Agent subsequently receives confirmation of such reconciliation of records, it shall forthwith notify the Issuer, Guarantor LP, the Bond Trustee, the U.S. Registrar (if applicable in the case of Registered Covered Bonds) and (in the case of Bearer Definitive Covered Bonds) the Paying Agents thereof.

6.07    All moneys paid to the European Registrar by the Issuer or Guarantor LP in respect of any Registered Covered Bond shall be held by the European Registrar and applied in accordance with Section 8.  Unless otherwise provided in the applicable Final Terms, if any amount held by the Registrar in respect of payments of interest, principal or, as the case may be, any other amount payable in respect of any Registered Covered Bond has not been collected two years after the date such amount became due and payable, the Registrar shall notify the Issuer and, at the request of the Issuer or Guarantor LP, the Registrar shall, as soon as practicable, repay such amount to the Issuer or Guarantor LP, as the case may be, by credit transfer to such account with such bank as the Issuer or Guarantor LP may by notice to the Registrar have specified for the purpose.

Section 7.         Payments to Holders of Bearer Covered Bonds

7.01    Each Paying Agent acting through its specified office shall make payments of interest or, as the case may be, principal in respect of Bearer Covered Bonds in accordance with the Conditions applicable thereto (and, in the case of a Temporary Global Covered Bond or a Permanent Global Covered Bond, the terms thereof) provided that:

(a)
if any Temporary Global Covered Bond, Permanent Global Covered Bond, Bearer Definitive Covered Bond, Receipt or Coupon is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify the Issuer of such presentation or surrender and shall not make payment against the same until it is so instructed in writing by the Issuer and has received the amount to be so paid;

(b)	a Paying Agent shall not be obliged (but shall be entitled) to make such payments:

(i)	if it is not able to establish that the Issuing and Paying Agent has received (whether or not at the time due) the full amount of the relevant payment due to it under Clause 6.01; or

(ii)
if it has been notified in accordance with Clause 6.06 that the relevant payment instructions have not been received unless it is subsequently notified that such payment instructions have been received;

(c)
each Paying Agent shall cancel or procure the cancellation of each Temporary Global Covered Bond, Permanent Global Covered Bond, Bearer Definitive Covered Bond (in the case of early redemption, together with such unmatured Receipts or Coupons or unexchanged Talons as are attached to or are surrendered with it at the time of such redemption), Receipt or, as the case may be, Coupon against surrender of which it has made full payment and shall (if such Paying Agent is not the Issuing and Paying Agent) deliver or procure the delivery of each Temporary Global Covered Bond, Permanent Global Covered Bond, Bearer Definitive Covered Bond (together with unmatured Receipts or Coupons or unexchanged Talons as aforesaid) Receipt or Coupon so cancelled by it to the Issuing and Paying Agent or, in the case of a Global Covered Bond that is a NGCB, procure that the Issuing and Paying Agent instructs the Common Safekeeper to destroy the relevant Global Covered Bond;

(d)
in the case of payment of principal or, as the case may be, interest against presentation of a Temporary Global Covered Bond or a Permanent Global Covered Bond or in the case of payment of an Instalment Amount in respect of an Instalment Covered Bond against presentation of a Bearer Definitive Covered Bond without Receipts, the relevant Paying Agent shall (i) in the case of a Global Covered Bond that is a CGCB or an Instalment Covered Bond represented by a Bearer Definitive Covered Bond without receipts, note or procure that there is noted on the Schedule thereto (or, in the absence of a schedule, on the face thereof) the amount of such payment and, in the case of payment of principal, the remaining principal amount of the relevant Covered Bond (which shall be the previous principal amount less the principal amount in respect of which payment has then been paid) and shall procure the signature of such notation on its behalf; and (ii) in the case of a Global Covered Bond which is an NGCB, the relevant Paying Agent shall notify the Issuing and Paying Agent in its capacity as Common Service Provider under the Issuer-ICSDs Agreement who shall instruct the ICSDs to make appropriate entries in their records to reflect such payment and shall advise the relevant Paying Agent of such instruction; and

(e)	a Paying Agent shall not make payments of principal or interest in respect of a Global Covered Bond which is a NGCB if:

(i)
in the case of the Issuing and Paying Agent, it has not received confirmation from the ICSDs (in accordance with the Fifth Schedule) that the records of the ICSDs as to amount payable on a relevant payment date and the records of the Issuing and Paying Agent as to amounts payable on a relevant payment date are identical; or

(ii)
in the case of any other Paying Agent, it has been notified in accordance with Clause 6.06 that confirmation from the ICSDs to amounts payable on a relevant payment date and the records of the Issuing and Paying Agent as to amounts payable on a relevant payment date has not been received, unless it is subsequently notified that such confirmation has been received;

7.02    None of the Paying Agents shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 7.01 in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

7.03    If a Paying Agent other than the Issuing and Paying Agent makes any payment in accordance with Clause 7.01:

(a)
it shall notify the Issuing and Paying Agent of the amount so paid by it, the serial number of the Temporary Global Covered Bond, Permanent Global Covered Bond, Definitive Covered Bond against (if applicable) presentation or surrender of which payment of principal or interest was made and the number of Coupons by maturity against which payment of interest was made; and

(b)
subject to and to the extent of compliance by the Issuer with Clause 6.01 (whether or not at the time due), the Issuing and Paying Agent shall, out of the funds received by it under Clause 6.01, reimburse such Paying Agent by payment of an amount equal to the amount so paid by it by paying the same by credit transfer to such account with such bank as such Paying Agent may by notice to the Issuing and Paying Agent have specified for the purpose.

7.04    If the Issuing and Paying Agent makes any payment in accordance with Clause 7.01, it shall be entitled to appropriate for its own account out of the funds received by it under Clause 6.01 an amount equal to the amount so paid by it.

7.05    If any Paying Agent makes a payment in respect of Bearer Covered Bonds at a time at which the Issuing and Paying Agent has not received the full amount of the relevant payment due to it under Clause 6.01, and the Issuing and Paying Agent is not able out of the funds received by it under Clause 6.01 to reimburse such Paying Agent therefor (whether by payment under Clause 7.03 or appropriation under Clause 7.04), the Issuer (failing which the Guarantor LP) shall from time to time on demand pay to the Issuing and Paying Agent for the account of such Paying Agent:

(a)	the amount so paid out by such Paying Agent and not so reimbursed to it; and

(b)	interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount;

provided that any payment made under paragraph (a) above shall satisfy pro tanto the Issuer’s or Guarantor LP’s obligations under Clause 6.01.

7.06   Interest shall accrue for the purpose of paragraph (b) of Clause 7.05 (both before and after judgement) on the basis of a year of 360 days (365 days (366 days in the case of a leap year) in the case of an amount in sterling) and the actual number of days elapsed and at the rate per annum which is the rate per annum specified by the Issuing and Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

7.07   If at any time and for any reason a Paying Agent makes a partial payment in respect of any Temporary Global Covered Bond, Permanent Global Covered Bond, Definitive Covered Bond or Coupon surrendered for payment to it, such Paying Agent shall (i) unless the Global Covered Bond is an NGCB, endorse thereon (and, in the case of an Instalment Covered Bond which is a Definitive Covered Bond, on the relevant Receipt) a statement indicating  the amount and date of such payment or (ii) where the Global Covered Bond is a NGCB, the Paying Agent shall advise the Issuing and Paying Agent and the Issuing and Paying Agent shall instruct the ICSDs to make appropriate entries in their records to reflect such shortfall in payment.

Section 8.         Payments to Holders of Registered Covered Bonds

8.01     The Registrar acting through its specified office shall make payments of interest or, as the case may be, principal in respect of Registered Covered Bonds in accordance with the Conditions applicable thereto, provided that such Registrar shall not be obliged (but shall be entitled) to make such payments if it is not able to establish that it has received (whether or not at the due time) the full amount of the relevant payment due to it under Clause 6.01 or, in the case of the Canadian Registrar or the U.S. Registrar, as applicable, if it has not received from the European Registrar the full amount of the relevant payment required to be made by it by 12.00 p.m. (local time) on the relevant day to such account with such bank as the Canadian Registrar or U.S. Registrar, as applicable, may by notice to the European Registrar have specified for the purpose.

8.02    The Registrar shall not exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 8.01 in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

8.03    If a Registrar makes any payment in accordance with Clause 8.01, it shall be entitled to appropriate for its own account out of the funds received by it under Clause 6.01 an amount equal to the amount so paid by it.

8.04    If a Registrar makes a payment in respect of Registered Covered Bonds at a time at which it has not received the full amount of the relevant payment due to it under Clause 6.01 and is not able out of funds received by it under Clause 6.01 to reimburse itself therefor by appropriation under Clause 8.03, the Issuer (failing which the Guarantor LP) shall from time to time on demand pay to the Registrar for its own account:

(a)	the amount so paid out by such Registrar and not so reimbursed to it; and

(b)	interest on such amount from the date on which such Registrar made such payment until the date of reimbursement of such amount;

provided that any payment made under paragraph (a) above shall satisfy pro tanto the Issuer’s or Guarantor LP’s obligations under Clause 6.01.

8.05    Interest shall accrue for the purpose of paragraph (b) of Clause 8.04 (as well after as before judgment) on the basis of a year of 360 days (365 days (366 days in the case of a leap year) in the case of an amount in sterling) and the actual number of days elapsed and at the rate per annum which is the rate per annum specified by the Registrar as reflecting its cost of funds for the time being in relation to the unpaid amount.

8.06   If at any time and for any reason a Registrar makes a partial payment in respect of any Registered Covered Bond surrendered for payment to it, such Registrar shall endorse thereon and in the Register a statement indicating the amount and date of such payment.

8.07    The European Registrar shall on demand, and subject to having received payment as provided for in Clause 6.01, promptly reimburse the Canadian Registrar or U.S. Registrar, as the case may be, for payments in respect of Registered Covered Bonds properly made by such Registrar in accordance with this Agreement and the Conditions when it has not received the full amount of the relevant payment due to it under Clause 8.01.

8.08    The U.S. Registrar shall pay to the Exchange Agent, and the Exchange Agent shall receive, all payments made under any Registered Global Covered Bond registered in the name of DTC or its nominee (a DTC Covered Bond) which is denominated in a Specified Currency other than U.S. dollars. The Exchange Agent shall, in accordance with normal DTC practice, be advised in writing, on or before the relevant Record Date, by DTC or its nominee:

(a)
if any beneficial holder (a “Beneficial Holder”) of the DTC Covered Bond in respect of which payment is due has elected to receive the payment in U.S. dollars and, if so, the amount of the payment (expressed in the Specified Currency in which the relevant DTC Covered Bond is denominated) which the Beneficial Holder wishes to receive in U.S. dollars; and

(b)	of the payment details for each Beneficial Holder.

8.09    The Exchange Agent shall enter into a contract on behalf of the Issuer at or before 11:00 a.m. (New York City time) on the second New York Business Day (as defined below) preceding the applicable payment date and will solicit bid quotations from three recognised foreign exchange dealers (which may include the Exchange Agent) for the purchase of U.S. dollars with an amount of the relevant Specified Currency equal to the aggregate amount which DTC has notified the Exchange Agent that Beneficial Holders wish to receive in U.S. dollars. In the event that no notification is received from DTC before the Record Date, the Exchange Agent shall enter into a contract for the purchase of U.S. dollars in respect of the full amount of the payment due in respect of the relevant DTC Covered Bond. The settlement date for each purchase shall be the applicable payment date and the Exchange Agent shall enter into a contract for the purchase of the relevant amount of U.S. dollars on the basis of the most favourable bid submitted. The Exchange Agent shall, on the relevant payment day:

(a)	pay all amounts converted into U.S. dollars as stated above to DTC or its nominee for distribution to the relevant Beneficial Holders;

(b)
pay all the other amounts due which are denominated otherwise than in U.S. dollars direct to the relevant Beneficial Holders in accordance with the payment instructions received from DTC or its nominee.

For the purposes of this subclause, “New York Business Day” means a day (other than a Saturday or a Sunday) on which foreign exchange markets are open for business in New York City that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in New York City and (i) with respect to Covered Bonds payable in a Specified Currency other than euro, in the principal financial centre of the relevant Specified Currency (if other than New York City and which, if the Specified Currency is Australian or New Zealand dollars, shall be Sydney and Auckland, respectively) and (ii) with respect to Covered Bonds payable in euro, a day on which the TARGET2 System is open.

8.10    In the event that the Exchange Agent is unable to convert the relevant Specified Currency into U.S. dollars, the entire payment will be made in the relevant Specified Currency in accordance with the payment instructions received from DTC following notification by the Exchange Agent to DTC of that fact.

Section 9.         Miscellaneous Duties of the Issuing and Paying Agent and the Paying Agents

Cancellation, destruction and records

9.01     The Issuing and Paying Agent shall:

(a)
separately in respect of each Series of Covered Bonds, maintain a record of all  Temporary Global Covered Bonds, Permanent Global Covered Bonds, Definitive Covered Bonds, Receipts and Coupons delivered hereunder and of their redemption, payment, exchange, forfeiture (in the case of Partly Paid Covered Bonds), cancellation, mutilation, defacement, alleged destruction, theft or loss or replacement provided that no record need be maintained of the serial numbers of Receipts or Coupons (save insofar as that a record shall be maintained of the serial numbers of unmatured Receipts and Coupons and/or unexchanged Talons missing at the time of redemption or other cancellation of the relevant Bearer Definitive Covered Bonds and, in the case of Coupons, of any subsequent payments against such Coupons) and shall send forthwith to the other Paying Agents a list of any unmatured Receipts and Coupons and/or unexchanged Talons missing upon redemption or cancellation of the relevant Bearer Definitive Covered Bond, distinguishing between different denominations;

(b)
in respect of each series of Covered Bonds issued as NGCBs, advise each ICSD and, where applicable, the Common Safekeeper, of all Global Covered Bonds which are NGCBs delivered hereunder and of their redemption, payment, exchange, cancellation, mutilation, defacement, alleged destruction, theft or loss or replacement thereof;

(c)	separately in respect of each Series of Covered Bonds, maintain a record of all certifications received by it in accordance with the provisions of any Temporary Global Covered Bond;

(d)
upon request by the Issuer, inform the Issuer of the spot rate of exchange quoted by it for the purpose of the currency in which the relevant Covered Bonds are denominated against payment of U.S. dollars (or such other currency specified by the Issuer) on the date on which the Relevant Agreement (as defined in the Dealership Agreement) in respect of such Covered Bonds was made; and

(e)	make such records available for inspection at all reasonable times by the Issuer and the other Paying Agents.

9.02    The Paying Agents shall make available to the Issuing and Paying Agent such information as may reasonably be required for the maintenance of the records referred to in Clause 9.01 and for the Issuing and Paying Agent to perform in the duties set out in the Fifth Schedule.

9.03    The Issuer or Guarantor LP may from time to time deliver Definitive Covered Bonds and unmatured Coupons pertaining thereto to the Issuing and Paying Agent for cancellation, whereupon the Issuing and Paying Agent shall cancel such Definitive Covered Bonds and Coupons.  The Issuer or Guarantor LP may from time to time procure the delivery to the Issuing and Paying Agent of a Temporary Global Covered Bond or a Permanent Global Covered Bond with written instructions to cancel a specified aggregate principal amount of Covered Bonds represented thereby (which instructions shall be accompanied by evidence that the Issuer or Guarantor LP is entitled to give such instructions) whereupon the Issuing and Paying Agent shall (i) in the case of a Global Covered Bond which is a CGCB, note or procure that there is noted on the schedule to such Temporary Global Covered Bond or Permanent Global Covered Bond the aggregate principal amount of Covered Bonds so to be cancelled and the remaining principal amount thereof (which shall be the previous principal amount thereof less the aggregate principal amount of the Covered Bonds so cancelled) and shall procure the signature of such notation on its behalf, and (ii) in the case of a Global Covered Bond which is a NGCB, the Issuing and Paying Agent shall instruct the ICSDs in accordance with the provisions of the Fifth Schedule to make appropriate entries in their records to reflect such cancellation provided the Issuer or Guarantor LP has notified the Issuing and Paying Agent of the same in writing.

9.04    As soon as practicable (but in any event not later than three months) after each interest or other payment date in relation to any Series of Bearer Covered Bonds, after each date on which Covered Bonds are cancelled in accordance with Clause 9.03, and after each date on which the Covered Bonds fall due for redemption, the Issuing and Paying Agent shall notify the Issuer, Guarantor LP, the Bond Trustee and the other Paying Agents and the ICSDs (in accordance with the provisions of the Fifth Schedule) (on the basis of the information available to it and distinguishing between the Covered Bonds of each Series) of the serial numbers of any Bearer Definitive Covered Bonds and/or the number of Coupons (by reference to maturity) against presentation or surrender of which payment has been made and of the serial numbers of any Definitive Covered Bonds (distinguishing between different denominations) or, as the case may be, Coupons which have not yet been presented or surrendered for payment.

9.05    The Issuing and Paying Agent may (i) destroy each Temporary Global Covered Bond which is a CGCB, Permanent Global Covered Bond which is a CGCB, Definitive Covered Bond, Receipt and Coupon delivered to or cancelled by it in accordance with Clause 3.15, Clause 3.18, Clause 3.22, Clause 7.01(c) or (where there is no principal amount remaining of such Temporary Global Covered Bond or Permanent Global Covered Bond) delivered to and cancelled by it in accordance with Clause 9.03, in which case it shall as soon as reasonably practicable (but not later than 3 months after such destruction) furnish the Issuer with a certificate as to such destruction distinguishing between the Covered Bonds of each Series and specifying the serial numbers of the Temporary Global Covered Bond, Permanent Global Covered Bond and Definitive Covered Bonds in numerical sequence (and containing particulars of any unmatured Receipts or Coupons and unexchanged Talons attached thereto or surrendered therewith) and the total number by payment or maturity date of Receipts and Coupons (distinguishing Talons) so destroyed; and (ii) procure that the Common Safekeeper destroy each Temporary Global Covered Bond which is a NGCB and Permanent Global Covered Bond which is a NGCB in accordance with Clause 3.22 or Clause 7.01(c), in which case, upon receipt of confirmation of destruction from the Common Safekeeper, the Issuing and Paying Agent shall upon the request of the Issuer or Guarantor LP furnish the Issuer with a certificate as to such destruction and specifying the serial numbers of the relevant Global Covered Bond so destroyed.

Meetings of Holders of Covered Bonds

9.06    Each Paying Agent shall, at the request of the Holder of any Bearer Covered Bond issue voting certificates and block voting instructions in a form and manner which comply with the provisions of Schedule 5 of the Trust Deed (except that it shall not be required to issue the same less than forty-eight hours before the time fixed for any meeting therein provided for) and shall perform and comply with the provisions of Schedule 5 of the Trust Deed.  Each Paying Agent shall keep a full record of voting certificates and block voting instructions issued by it and will give to the Issuer and Guarantor LP not less than twenty-four hours before the time appointed for any meeting or adjourned meeting full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

Documents available for inspection or available free of charge

9.07    The Issuer shall provide to the Issuing and Paying Agent for distribution among the Paying Agents:

(a)	specimen Covered Bonds;

(b)
sufficient copies of all documents required to be available for inspection, or to be made available free of charge (including the Prospectus, U.S. Prospectus or Canadian Prospectus, as applicable, in respect of which Covered Bonds have been or are being issued, as the case may be, together with any supplements thereto and any documents incorporated by reference therein) as specified in the Prospectus, U.S. Prospectus or Canadian Prospectus, as the case may be, in relation to any Covered Bonds, the Conditions or the Final Terms in respect of such Covered Bonds; and

(c)	in the event that the provisions of such Condition become relevant in relation to any Covered Bonds, the documents required under the Condition headed “Early Redemption for Taxation Reasons”.

9.08    Each Paying Agent shall make available for inspection or available free of charge, as the case may be, during normal business hours at its specified office such documents as may be specified as so available at the specified office of such agent in the Prospectus, U.S. Prospectus or Canadian Prospectus or, in relation to any Covered Bonds, the Conditions or the Final Terms in respect of such Covered Bonds requiring a prospectus under the Prospectus Directive or listed on a Regulated Market, or as may be required by applicable Laws or the rules of any stock exchange on which the Covered Bonds may be listed and admitted to trading.  Without limiting the generality of the foregoing, the Issuing and Paying Agent shall in respect of Covered Bonds issued under the Prospectus (i) make available free of charge the Prospectus, all supplementary prospectuses, any Stand-Alone Prospectus, all Final Terms and all documents specified under “Documents Incorporated by Reference” in the Prospectus or incorporated by reference in any supplementary prospectus or Stand-Alone Prospectus and (ii) make available for inspection during normal business hours at its specified office copies of the Prospectus and all other documents listed in paragraph 8 of the General Information section of the Prospectus; provided however that in any event copies of the Final Terms relating to a Series of Covered Bonds that is not offered to the public nor admitted to trading on a Regulated Market in circumstances requiring publication of a prospectus under the Prospectus Directive nor admitted to trading on the PSM will only be made available to Holders or Relevant Account Holders thereof on production of evidence satisfactory to the Issuing and Paying Agent as to such Holder’s or Relevant Account Holder’s holding of the relevant Covered Bonds and its identity and (iii) in the event that the provisions of such Condition become relevant, make available for inspection during normal business hours at its specified office the certificate required in the Condition headed “Early Redemption for Taxation Reasons”.

9.09    The Issuer agrees that it will, in relation to any Covered Bonds which are restricted securities (as defined in Rule 144(A)(3) under the Securities Act) during any period in relation thereto during which it is neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, make available on request to each of the Paying Agents, the information specified in and meeting the requirements of Rule 144A(d)(4) under the Securities Act in order that such Paying Agent may make such information available to Holders of any Covered Bonds as contemplated in Clause 3.02(e) of the Dealership Agreement.

Notifications and Filings

9.10    The Issuing and Paying Agent shall (on behalf of the Issuer and Guarantor LP) make all necessary notifications and filings as may be required from time to time in relation to the issue, purchase and redemption of Covered Bonds by all applicable laws, regulations and guidelines and, in particular but without limitation, those promulgated under the FSMA, in the case of Covered Bonds the proceeds of which are accepted by the Issuer in the United Kingdom.

Save as aforesaid, the Issuer and Guarantor LP shall be solely responsible for ensuring that each Covered Bond to be issued or other transactions to be effected hereunder shall comply with all applicable laws and regulations of any governmental or other regulatory authority in connection with any Covered Bond and that all necessary consents and approvals of, notifications to and registrations and filings with, any such authority in connection therewith are effected, obtained and maintained in full force and effect.

Indemnity

9.11    Each of the Paying Agents shall severally indemnify the Issuer and Guarantor LP against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which the Issuer and the Guarantor LP may incur, otherwise than by reason of the Issuer’s or Guarantor LP’s own negligence or wilful misconduct, as a result or arising out of or in relation to any material breach by such Paying Agent of the terms of this Agreement which results from such Paying Agent’s own negligence or wilful misconduct.

Notices

9.12   The Issuing and Paying Agent and the Registrar each agrees with the Issuer and Guarantor LP that, to the extent that it is notified in writing by each Relevant Dealer that the distribution of the Covered Bonds of any Tranche is complete, it will notify the Issuer, Guarantor LP and the other Relevant Dealers of the completion of distribution of the Covered Bonds of any Tranche which are sold to or through more than one Dealer.

9.13    The Issuing and Paying Agent and the Registrar each shall promptly notify the Issuer and Guarantor LP of any written notice delivered to it declaring a Covered Bond due and payable by reason of an Issuer Event of Default or Guarantor Event of Default.

9.14    The Issuing and Paying Agent shall, upon and in accordance with the written  instructions of the Issuer, Guarantor LP or the Bond Trustee  but not otherwise, arrange for the delivery or publication in accordance with the Conditions or Trust Deed of any notice which is to be given to the Holders of any Bearer Covered Bonds and shall supply a copy thereof to each other Agent.

Section 10.      Early Redemption and Exercise of Options

10.01   If the Issuer intends (other than consequent upon an Issuer Event of Default) to redeem all or any of the Covered Bonds prior to their stated maturity date or to exercise any other option under the Conditions, it shall, not less than 14 days prior to the latest date for the publication of the notice of redemption or of exercise of the Issuer’s option required to be given to the Holders of any Covered Bonds, give written notice of such intention to the Bond Trustee and the Issuing and Paying Agent or, in the case of Registered Covered Bonds, the Registrar (copied to the Issuing and Paying Agent) stating the date on which such Covered Bonds are to be redeemed or such option is to be exercised.

10.02   In respect of any Covered Bonds to which Condition 6.07 applies or which carries any other right of redemption or other right exercisable at the option of the Holders of such Covered Bonds, the Issuer will provide the Paying Agents or, in the case of Registered Covered Bonds, the Registrar with copies of the form of the current redemption notice or exercise notice and the Paying Agents or, as the case may be, the Registrar will make available forms of the current redemption notice or exercise notice to Holders of Covered Bonds upon request during usual business hours at their respective specified offices.  Upon receipt of any Covered Bond deposited in the exercise of such option, the Paying Agent or, in the case of Registered Covered Bonds, the Registrar with which such Covered Bond is deposited shall hold such Covered Bond (together with, in the case of a Definitive Covered Bond, any Receipts and/or Coupons relating to it deposited with it) on behalf of the depositing Holder of such Covered Bond (but shall not, save as provided below, release it) until the due date for redemption of the relevant Covered Bond consequent upon the exercise of such option, or, as the case may be, the date upon which the exercise of such option takes effect when, in the case of redemption and subject as provided below, it shall present such Covered Bond (and any such Receipts and/or Coupons) to itself for payment in accordance with the Conditions and shall pay such moneys in accordance with the directions of the Holder of the Covered Bond contained in the relevant redemption notice.  In the case of an exercise of any other option, the relevant Paying Agent or, in the case of Registered Covered Bonds, the Registrar, shall take such steps as may be required to be taken by it in the Conditions.  If, prior to such due date for its redemption or the date upon which the exercise of such option takes effect, an Event of Default occurs in respect of such Covered Bond or if upon due presentation payment of such redemption moneys is improperly withheld or refused, the Paying Agent concerned or, as the case may be, the Registrar shall, without prejudice to the exercise of such option, mail such Covered Bond (together with any such Receipts and/or Coupons) by uninsured post to, and at the risk of, the Holder of the relevant Covered Bond at such address as may have been given by such Holder in the relevant redemption notice.

10.03    At the end of any applicable period for the exercise of such option or, as the case may be, not later than 7 days after the latest date for the exercise of such option, in relation to Bearer Covered Bonds each Paying Agent shall promptly notify the Issuing and Paying Agent of the principal amount of the Covered Bonds in respect of which such option has been exercised with it together with their serial numbers and the Issuing and Paying Agent shall promptly notify such details to the Issuer, Guarantor LP and the Bond Trustee and, in the case of a Global Covered Bond that is a NGCB, shall instruct the ICSDs to make appropriate entries in their records to reflect the exercise of such option and otherwise shall comply with the provisions set out in the Fifth Schedule.

10.04    At the end of any applicable period for the exercise of such option or, as the case may be, not later than 7 days after the latest date for the exercise of such option, in relation to Registered Covered Bonds, the Registrar shall promptly notify the Issuer, Guarantor LP and the Bond Trustee of the principal amount of the Covered Bonds in respect of which such option has been exercised together with their serial numbers and in the case of a Registered Global Covered Bond held under the NSS, the European Registrar shall instruct the ICSDs to make appropriate entries in their records to reflect the exercise of such option and otherwise shall comply with the provisions set out in the Fifth Schedule.

Section 11.      The Register and Miscellaneous Duties of the Registrar

Cancellation and Records

11.01     Each Registrar shall maintain, in relation to the portion of each Series of Registered Covered Bonds in relation to which it is appointed as registrar and authenticated the relevant Covered Bonds, a central securities register at any place outside the United Kingdom (collectively, the “Register”), which shall be kept in accordance with the Conditions applicable to such Series of Registered Covered Bonds and the Regulations.  The Register shall show the aggregate principal amount and date of issue of each Tranche comprising the relevant Series of Registered Covered Bonds, the names, alphabetically arranged, and latest known addresses of the initial Holders thereof and the dates and particulars of all issues and transfers to, and the names, alphabetically arranged, and latest known addresses of, all subsequent Holders thereof.  The Register should also record details of all repurchases and cancellations of Registered Covered Bonds, instalment payments, redemptions and payments of any amounts in Registered Covered Bonds. In the case of Registered Global Covered Bonds held under the NSS, the European Registrar shall instruct the ICSDs to make any appropriate entries in their records to reflect the information contained in the Register, including any payment, exchange, redemption and cancellation.

11.02    The Registrar shall by the issue of new Registered Covered Bonds, the cancellation of all Registered Covered Bonds and the making (or causing to be made) of entries in the Register record transfers of Registered Covered Bonds in accordance with the Conditions applicable thereto and the Regulations.

11.03    The Registrar shall maintain proper records of the details of all documents and certificates (including, but not limited to, Transfer Certificates received by itself or any other Transfer Agent (subject to receipt of all necessary information from the other Transfer Agents).

11.04    The Registrar shall comply with the terms of any Transfer Certificates or N Covered Bond Assignment Agreements, as applicable.

11.05     The Issuer may from time to time deliver Registered Covered Bonds of which it or any of its subsidiaries is the Holder to the Registrar for cancellation, whereupon the Registrar shall cancel the same and shall make (or cause to be made) the corresponding entries in the Register.

11.06    As soon as reasonably practicable but in any event within three months after each date on which Registered Covered Bonds fall due for redemption, the Registrar shall notify the Issuer, Guarantor LP or the Bond Trustee of the serial numbers of any Registered Covered Bonds against surrender of which payment has been made and of the serial numbers of any Registered Covered Bonds (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

11.07    The Registrar shall, upon and in accordance with the instructions of the Issuer, Guarantor LP or the Bond Trustee but not otherwise, arrange for the delivery in accordance with the Conditions of any notice which is to be given to the Holders of Registered Covered Bonds.

11.08    The Issuer shall ensure that each Registrar has available to it supplies of such Registered Covered Bonds as shall be necessary in connection with the transfer of Registered Covered Bonds under this Section 11.

Meetings of Holders of Covered Bonds

11.09    The Registrar shall, at the request of the Holder of any Registered Covered Bond, make available, at the request of the Holder of any Registered Covered Bond, forms of proxy (to be provided by the Issuer) in a form and manner which comply with the provisions of Schedule 5 of the Trust Deed and shall perform and comply with the provisions of Schedule 5 of the Trust Deed.

Documents and Forms

11.10    The Issuer shall provide to the Registrar:

  (a)         specimen Covered Bonds;

(b)
sufficient copies of all documents required to be available for inspection, or to be made available free of charge (including the Prospectus, U.S. Prospectus or Canadian Prospectus, as applicable, in respect of which the Covered Bonds have been or are being issued, as the case may be, together with any supplements thereto and any documents incorporated by reference therein) as specified in the Prospectus, U.S. Prospectus or Canadian Prospectus, as the case may be, in relation to any Covered Bonds, the Conditions or the Final Terms in respect of such Covered Bonds; and

(c)	in the event that the provisions of such Condition become relevant in relation to any Covered Bonds, the documents required under the Condition headed “Early Redemption for Taxation Reasons”.

11.11    The Registrar shall make available for inspection or available free of charge, as the case may be, during normal business hours at its specified office such documents as may be specified as so available at the specified office of such agent in the Prospectus, U.S. Prospectus or Canadian Prospectus or, in relation to any Covered Bonds, the Conditions or the Final Terms in respect of such Covered Bonds requiring a prospectus under the Prospectus Directive or listed on a Regulated Market, or as may be required by applicable Laws or the rules of any stock exchange on which the Covered Bonds may be listed and admitted to trading. Without limiting the generality of the foregoing, the Issuing and Paying Agent shall in respect of Covered Bonds issued under the Prospectus (i) make available free of charge the Prospectus, all supplementary prospectuses, any Stand-Alone Prospectus and all documents specified under “Documents Incorporated by Reference” in the Prospectus or incorporated by reference in any supplementary prospectus or Stand-Alone Prospectus and (ii) make available for inspection during normal business hours at its specified office copies of the Prospectus and all other documents listed in paragraph 8 of the General Information section of the Prospectus; provided however that in any event copies of the Final Terms relating to a Series of Covered Bonds that is not offered to the public nor admitted to trading on a Regulated Market in circumstances requiring publication of a prospectus under the Prospectus Directive nor admitted to trading on the PSM will only be made available to Holders or Relevant Account Holders thereof on production of evidence satisfactory to the Registrar as to such Holder’s or Relevant Account Holder’s holding of the relevant Covered Bonds and its identity, and (iii) in the event that the provisions of such Condition become relevant, the certificate required in the Condition headed “Early Redemption for Taxation Reasons”.

11.12     The Issuer agrees that it will, in relation to any Covered Bonds which are restricted securities (as defined in Rule 144(A)(3) under the Securities Act) during any period in relation thereto during which it is neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, make available on request to the Registrar, the information specified in and meeting the requirements of Rule 144A(d)(4) under the Securities Act in order that the Registrar may make such information available to Holders of any Covered Bonds upon request by such Holder.

Provision of Information

11.13    The Registrar shall provide the Issuing and Paying Agent with all such information as the Issuing and Paying Agent may reasonably require in order to perform the obligations set out in Clause 9.10 hereof.

Section 12.       Other Duties of the Transfer Agents and the Exchange Agent

12.01     The Transfer Agents shall perform the duties set out in this Agreement and the Conditions and, in performing those duties, shall act in accordance with this Agreement and the Conditions.

12.02     Each Transfer Agent shall:

(a)
accept Registered Covered Bonds delivered to it, with (i) the form of transfer on them duly executed together with, as applicable, any Transfer Certificate, or (ii) in the case of N Covered Bonds, the duly executed N Covered Bond Assignment Agreement, as applicable, for the transfer, exchange or assignment, as the case may be, of all or part of the Registered Covered Bond in accordance with the applicable Conditions, and shall, in each case, give to the Registrar all relevant details required by it to maintain the relevant Register;

(b)	keep a stock of the forms of Transfer Certificates and N Covered Bond Assignment Agreements (each to be provided by the Issuer) and make such forms available on demand to holders of the Covered Bonds;

(c)
immediately, and in any event within three business days (being days when banks are open for business in the city in which the specified office of the Registrar is located)of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), (i) upon receipt by it of Registered Definitive Covered Bonds for transfer (together with any certifications required by it including, but not limited to, a Transfer Certificate or, with respect to an N Covered  Bond, the duly executed N Covered Bond Assignment Agreement) or (ii) following the endorsement of a reduction in nominal amount of a Registered Global Covered Bond for exchange into Registered Definitive Covered Bonds, authenticate and deliver at its specified office to the transferee or (at the risk of the transferee) send to the address requested by the transferee duly dated and completed Registered Definitive Covered Bonds of a like aggregate nominal amount to the Registered Definitive Covered Bonds transferred and, in the case of the transfer of part only of a Registered Definitive Covered Bond (other than an N Covered  Bond), authenticate and deliver at its specified office to the transferor or (at the risk of the transferor) send to the address requested by the transferor a duly dated and completed Registered Definitive Covered Bond in respect of the balance of the Registered Definitive Covered Bonds not so transferred;

(d)
if appropriate, charge to the holder of a Registered Covered Bond presented for exchange or transfer (i) the costs and expenses (if any) of delivering Registered Definitive Covered Bonds issued on exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration and, in each case, account to the Registrar for those charges; and

(e)	at the request of any Paying Agent deliver new Registered Covered Bonds (other than an N Covered Bond) to be issued on partial redemptions of a Registered Covered Bond.

Indemnity

12.03     Each of the Transfer Agents shall severally indemnify the Issuer and Guarantor LP against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which the Issuer and the Guarantor LP may incur, otherwise than by reason of the Issuer’s or Guarantor LP’s own negligence or wilful misconduct, as a result or arising out of or in relation to any material breach by such Transfer Agent of the terms of this Agreement which results from such Transfer Agent’s own negligence or wilful misconduct.

Section 13.      Appointment and Duties of the Calculation Agent

Appointment

13.01    The Issuer and Guarantor LP appoint the Issuing and Paying Agent at its specified office as Calculation Agent in relation to each Series of Covered Bonds in respect of which it is named as such in the applicable Final Terms for the purposes specified in this Agreement and in the Conditions and all matters incidental thereto.

13.02    The Issuing and Paying Agent will confirm to the Issuer and the Guarantor LP whether it is willing to accept its appointment as Calculation Agent in relation to each Series of Covered Bonds in respect of which it is to be named as such in the applicable Final Terms and, provided that it has agreed to such appointment, shall perform all matters expressed to be performed by it in, and otherwise comply with, the Conditions and the provisions of this Agreement and, in connection therewith, shall take all such action as may be incidental thereto.  If the Issuing and Paying Agent declines to accept its appointment as Calculation Agent in respect of a Series of Covered Bonds the Issuer agrees to appoint another institution as Calculation Agent.

Calculations and Determinations

13.03     The Calculation Agent shall in respect of each Series of Covered Bonds in relation to which it is appointed as such:

(a)
obtain such quotes and rates and/or make such determinations, calculations, adjustments, notifications and publications as may be required to be made by it by the Conditions at the times and otherwise in accordance with the Conditions; and

(b)
maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such record available for inspection at all reasonable times by the Issuer, the Paying Agents and, in the case of Registered Covered Bonds, the Registrar.

Indemnity

13.04    The Calculation Agent shall indemnify the Issuer and Guarantor LP against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which the Issuer and the Guarantor LP may incur, otherwise than by reason of the Issuer’s and Guarantor LP’s own negligence or wilful misconduct, as a result or arising out of or in relation to the Calculation Agent’s own negligence or wilful misconduct.

Section 14.      Fees and Expenses

14.01    The Issuer (failing which the Guarantor LP) shall pay to the Issuing and Paying Agent for the account of the other Agents such fees as may have been agreed between the Issuer, Guarantor LP and the Issuing and Paying Agent in respect of the services of the Agents hereunder together with all expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) incurred in connection with its services hereunder (plus any applicable value added tax).  The Issuer (failing which the Guarantor LP) shall pay to any Calculation Agent such fees as may have been agreed between the Issuer, Guarantor LP and such Calculation Agent in respect of its services hereunder together with all expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) incurred in connection with its services hereunder (plus any applicable value added tax).

14.02    The Issuing and Paying Agent (failing which the Guarantor LP) shall on demand make payment of the fees due to the other Agents and Calculation Agent (plus any applicable value added tax) and will reimburse their expenses (plus any applicable value added tax) promptly after receipt of the relevant moneys from the Issuer or Guarantor LP, as the case may be .

14.03    The Issuer (failing which the Guarantor LP) shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith), other than any FATCA Withholding Tax, which may be payable upon or in connection with the execution and delivery of this Agreement and any letters of appointment under which any Agent or Calculation Agent is appointed as agent hereunder, and shall indemnify each Agent and each Calculation Agent (each an “indemnified party”) against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.  The foregoing indemnity shall extend also to the employees, officers, directors and agents of such indemnified party and to any person controlling any indemnified party (within the meaning of the Securities Act) and the Issuer (failing which the Guarantor LP) agrees that each indemnified party shall have and hold the covenants of the Issuer and Guarantor LP contained in this sub-Clause 14.03 in trust for the benefit of its respective employees, officers, directors, agents and controlling person.

Section 15.      Terms of Appointment

15.01     Each of the Agents and (in the case of (e), (f) and (g)) each Calculation Agent may, in connection with its services hereunder:

(a)
(in the case of Bearer Covered Bonds) except as ordered by a court of competent jurisdiction or as required by law or as otherwise provided therein and notwithstanding any notice to the contrary or any memorandum thereon, treat the bearer of any Covered Bond or Coupon as the absolute owner thereof and make payments thereon accordingly;

(b)
(in the case of Registered Covered Bonds) except as ordered by a court of competent jurisdiction or as required by law, treat the registered holder of any Covered Bond as the absolute owner thereof and make payments thereon accordingly;

(c)	assume that the terms of each Covered Bond, Receipt or Coupon as issued are correct;

(d)
refer any question relating to the ownership of any Covered Bond, Receipt or Coupon or the adequacy or sufficiency of any evidence supplied in connection with the replacement of any Covered Bond, Receipt or Coupon to the Issuer for determination by the Issuer and rely upon any determination so made;

(e)	rely upon the terms of any notice, communication or other document reasonably believed by it to be genuine;

(f)
engage any lawyers or other experts whose advice or services may to it seem necessary and rely upon any advice so obtained and such Paying Agent, such Registrar or, as the case may be, such Calculation Agent shall be protected and shall incur no liability as against the Issuer in respect of any action taken, or suffered to be taken, in accordance with such advice and in good faith; and

(g)
treat itself as being released from any obligation to take any action hereunder which it reasonably expects will result in any expense or liability to it, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

15.02    In acting under this Agreement and in connection with the Covered Bonds, each Agent shall act solely as agent of the Issuer and Guarantor LP (or for the purposes only of sub-clause 2.06 above, the Bond Trustee) and will not thereby assume any obligations towards or relationship of agency or trust to or with any other person except as provided in Clause 6.05, 6.07, 14.03 and 15.04 hereof, or be responsible for or liable in respect of the authorisation, validity or legality of any Covered Bond, Receipt or Coupon issued or paid by it hereunder or any act or omission of any other person (including, without limitation, any other party hereto and, in the case of the Calculation Agent, any bank from whom any quote may have been obtained).

15.03    Each Agent and Calculation Agent may purchase, hold and dispose of Covered Bonds or Coupons and may enter into any transaction (including, among other transactions, any depositary, trust or agency transaction) with any Holders or owners of any Covered Bonds or Coupons or with any other party hereto in the same manner as if it had not been appointed as the agent of the Issuer, Guarantor LP or, for the purposes only of sub-clause 2.06 above, the Bond Trustee, in relation to the Covered Bonds.

15.04   The Issuer shall indemnify (and failing the Issuer so indemnifying, Guarantor LP agrees to indemnify) each Agent and each Calculation Agent (each, an “indemnified party”) against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur, other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 14.01 and otherwise than by reason of its own negligence or wilful misconduct, as a result or arising out of or in relation to its acting as the agent of the Issuer and Guarantor LP (and, for the purposes only of sub-clause 2.06 above, the Bond Trustee) in relation to the Covered Bonds.  The foregoing indemnity shall extend also to the employees, officers, directors and agents of such indemnified party and to any person controlling any indemnified party (within the meaning of the Securities Act) and the Issuer and Guarantor LP agrees that each indemnified party shall have and hold the covenants of the Issuer contained in this Clause 14.04 in trust for the benefit of its respective employees, officers, directors, agents and controlling person.

15.05    The Agents agree that if any information that is required by the Issuing and Paying Agent to perform the duties set out in the Fifth Schedule becomes known to it, it will provide such information to the Issuing and Paying Agent.

15.06    The Issuer hereby covenants with the Agents that it will provide the Agents with such information as may be available to the Issuer so as to assist the Agents to determine whether or not such is obliged, in respect of any payments to be made by it pursuant to the Transaction Documents, to make any FATCA Withholding.

15.07    The obligations of the Agents hereunder shall be several and not joint.

Section 16.      Changes in Agents

16.01     Any Agent or Calculation Agent may resign its appointment as the agent of the Issuer or Guarantor LP (and, for the purposes only of sub-clause 2.06 above, the Bond Trustee) hereunder and/or in relation to any Series of Covered Bonds upon the expiration of not less than thirty days’ notice to that effect by such Agent or Calculation Agent to the Issuer, Guarantor LP and the Bond Trustee (with a copy, if necessary, to the Issuing and Paying Agent) provided however, that:

(a)
in relation to any such notice which would otherwise expire within thirty days before or after the maturity date of such Series or any interest or other payment date in relation to any such Series, such notice shall be deemed, in relation to such Series only, to expire on the thirtieth day following such maturity date or, as the case may be, such interest or other payment date; and

(b)
in respect of any Series of Covered Bonds, in the case of the Issuing and Paying Agent, the Registrar or the Calculation Agent, the only remaining Paying Agent with its specified office in a city in a Member State of the European Union in the circumstances described in Condition 11.01(iv) or, so long as such Covered Bonds are listed on the London Stock Exchange and/or admitted to listing or trading on any other stock exchange or other relevant authority, the Paying Agent or the Transfer Agent with its specified office in London and/or in such other place as may be required by such other stock exchange or other relevant authority, or, in the circumstances described in Condition 9.04, the Paying Agent with its specified office in New York City or, so long as any of the Registered Global Covered Bonds payable in a Specified Currency other than U.S. dollars are held through DTC or its nominee, the Exchange Agent in New York City, such resignation shall not be effective until a successor thereto has been appointed by the Issuer, Guarantor LP or the Bond Trustee, as the case may be, as its agent in relation to such Series of Covered Bonds or in accordance with Clause 16.05 and notice of such appointment has been given in accordance with the Conditions.

16.02    The Issuer (in respect of itself only) or Guarantor LP (in respect of itself only) may revoke its appointment of any Agent or Calculation Agent as its agent hereunder and/or in relation to any Series of Covered Bonds (i) by not less than thirty days’ notice to that effect or (ii) where the Agent or the Registrar, as the case may be, is an FFI and does not become, or ceases to be, a Participating FFI, on notice in writing to that effect, to such Agent or Calculation Agent provided however, that in respect of any Series of Covered Bonds, in the case of the Issuing and Paying Agent, the Registrar or the Calculation Agent, the only remaining Paying Agent with its specified office in a city in a Member State of the European Union in the circumstances described in Condition 11.01(iv) or, so long as such Covered Bonds are listed on the London Stock Exchange and/or listed on any other stock exchange, the Paying Agent or the Transfer Agent with its specified office in London and/or in such other place as may be required by such other stock exchange or other relevant authority, and/or in the circumstances described in Condition 9.04, the Paying Agent with its specified office in New York City or, so long as any of the Registered Global Covered Bonds payable in a Specified Currency other than U.S. dollars are held through DTC or its nominee, the Exchange Agent in New York City, such revocation shall not be effective until a successor thereto has been appointed by the Issuer, Guarantor LP or the Bond Trustee as its agent in relation to such Series of Covered Bonds provided, if it is an FFI, that such successor is a Participating FFI, and notice of such appointment has been given in accordance with the Conditions.

16.03    The appointment of any Agent or Calculation Agent as the agent of the Issuer and Guarantor LP (or the Bond Trustee pursuant to sub-clause 2.06 above) hereunder and in relation to each relevant Series of Covered Bonds shall terminate forthwith if any of the following events or circumstances shall occur or arise, namely: such Agent or Calculation Agent becomes incapable of acting; such Agent or Calculation Agent is adjudged bankrupt or insolvent; such Agent or Calculation Agent files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof; a resolution is passed or an order is made for the winding-up or dissolution of such Agent or Calculation Agent; a receiver, administrator or other similar official of such Agent or Calculation Agent or of all or any substantial part of its property is appointed; an order of any court is entered approving any petition filed by or against such Agent or Calculation Agent under the provisions of any applicable bankruptcy or insolvency law; or any public officer takes charge or control of such Agent or Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; such Agent or Calculation Agent, as the case may be, is an FFI and does not become, or ceases to be, a Participating FFI, or any event occurs which has analogous effect to any of the foregoing.

16.04    The Issuer may (and shall where necessary to comply with the Conditions) appoint substitute or additional agents, registrars, exchange agents or transfer agents in relation to the Covered Bonds or any particular Series of Covered Bonds provided, if it is an FFI, that it is a Participating FFI, and shall forthwith notify the other parties hereto thereof, whereupon the parties hereto and such substitute or additional agents shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Agreement.

16.05     If, in relation to any Series of Covered Bonds, any Agent or Calculation Agent gives notice of its resignation in accordance with Clause 16.01, the provisions of paragraph (b) of Clause 16.01 apply and by the tenth day before the expiration of such notice a successor to such Agent or Calculation Agent as the agent of the Issuer in relation to such Covered Bonds has not been appointed by the Issuer, such Agent or Calculation Agent may itself, following such consultation with the Issuer, Guarantor LP and the Bond Trustee as may be practicable in the circumstances, appoint as its successor any reputable and experienced bank or financial institution (which will ensure compliance with the Conditions) provided, if it is an FFI, that it is a Participating FFI, and give notice of such appointment in accordance with the Conditions, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Agreement.

16.06     Upon any resignation or revocation becoming effective under this Section 15, the relevant Agent or Calculation Agent shall:

(a)
be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to and bound by (as appropriate) the provisions of Clause 9.11, Clause 11.14, Clause 13.04, Clause 14.03, Section 15 and this Section 16);

(b)	repay to the Issuer or Guarantor LP such part of any fee paid to it in accordance with Clause 14.01 as may be agreed between the relevant Agent or Calculation Agent and the Issuer or Guarantor LP;

(c)
in the case of the Issuing and Paying Agent, deliver to the Issuer, Guarantor LP, the Bond Trustee and to the successor Issuing and Paying Agent a copy, certified as true and up-to-date by an officer of the Issuing and Paying Agent, of the records maintained by it in accordance with Section 9;

(d)
in the case of a Registrar, deliver to the Issuer, Guarantor LP, the Bond Trustee and to the successor Registrar a copy, certified as true and up-to-date by an officer of such Registrar, of each of the Registers and other records maintained by it in accordance with Section 11;

(e)
in the case of a Calculation Agent, deliver to the Issuer, Guarantor LP, the Bond Trustee and to the successor Calculation Agent a copy, certified as true and up-to-date by an officer of such Calculation Agent of the records maintained by it in accordance with Clause 13.03; and

(f)
forthwith (upon payment to it of any amount due to it in accordance with Section 14 or Clause 15.04) transfer all moneys and papers (including any unissued Temporary Global Covered Bonds, Permanent Global Covered Bonds, Definitive Covered Bonds, Receipts, Coupons, Talons or, as the case may be, Registered Global Covered Bonds) held by it hereunder to its successor in that capacity and, upon appropriate notice, provide reasonable assistance to such successor for the discharge by it of its duties and responsibilities hereunder.

16.07    Any corporation into which any Agent or Calculation Agent may be merged or converted, any corporation with which any Agent or Calculation Agent may be consolidated, any corporation resulting from any merger, conversion or consolidation to which any Agent or Calculation Agent shall be a party, or any corporation, partnership, trust or other organisation in whatever form to which any Agent or Calculation Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when such merger, consolidation, conversion or transfer becomes effective and to the extent permitted by applicable law, become the successor to such Agent or Calculation Agent as agent of the Issuer hereunder and in relation to the Covered Bonds without any further formality, whereupon the remaining parties hereto and such successor agent or registrar shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Agreement and after the said effective date the Agent or Calculation Agent shall be relieved of and fully discharged from all obligations hereunder and in respect of any Covered Bonds whether such obligations arose before or after such transfer and assumption and all references in this agreement to such Agent or Calculation Agent shall be deemed to be references to such successor.  Notice of any such merger, conversion or consolidation shall forthwith be given by such successor to the Issuer and the other parties hereto and in accordance with Condition 16.

16.08     If any Agent or Calculation Agent decides to change its specified office (which may only be effected within the same metropolitan area) it shall give notice to the Issuer, Guarantor LP and the Bond Trustee (with a copy, if necessary, to the Issuing and Paying Agent) of the address of the new specified office stating the date on which such change is to take effect, which date shall be not less than thirty days after the date of such notice.  The relevant Agent or Calculation Agent shall at its own expense not less than fourteen days prior to the date on which such change is to take effect (unless the appointment of the relevant Agent or Calculation Agent is to terminate pursuant to any of the foregoing provisions of this Section 14 on or prior to the date of such change) publish or cause to be published notice thereof in accordance with the Conditions.

Section 17.       The Bond Trustee

17.01    If there is any change in the identity of the Bond Trustee, the parties to this Agreement shall execute such documents and take such action as the successor Bond Trustee and the outgoing Bond Trustee may reasonably require for the purpose of vesting in the successor Bond Trustee the rights and obligations of the outgoing Bond Trustee under this Agreement.  The Guarantor LP shall indemnify the Issuer, Issuing and Paying Agent, Exchange Agent, Registrar, Paying Agents and Transfer Agents for all reasonable costs incurred by the Issuer, Issuing Paying Agent, Exchange Agent, Registrar, Paying Agents, and Transfer Agent in relation to such change.

17.02    It is hereby acknowledged and agreed that by its execution of this Agreement the Bond Trustee shall not assume or have any of the obligations or liabilities of the Issuer, Guarantor LP, Issuing and Paying Agent, Exchange Agent, Registrar, Paying Agents and Transfer Agents or the Guarantor LP under this Agreement and that the Bond Trustee has agreed to become a party to this Agreement for the purpose only of taking the benefit of this Agreement and agreeing to amendments to this Agreement pursuant to Section 20.  For the avoidance of doubt, the parties to this Agreement acknowledge that the right and obligations of the Bond Trustee are governed by the Trust Deed and the Security Agreement.  Any liberty or right which may be exercised or made in the Bond Trustee’s absolute discretion without any obligation to give reasons therefore and the Bond Trustee shall not be responsible for any liability occasioned by so acting if acting in accordance with the terms of the Trust Deed and the Security Agreement, but without prejudice to the obligations of the Bond Trustee to act reasonably.

Section 18.       Notices

All notices and communications hereunder shall be made in writing (by letter or fax), shall be effective upon receipt by the addressee and shall be sent as follows:

(a)	if to the Issuer to it at:

	Address:	Royal Bank of Canada 155 Wellington St. West, 14th Floor Toronto, Ontario Canada M5V 3K7

	Attention:	Ann Milne, Senior Manager Facsimile number: +1 (416) 976-6056

(b)	if to the Guarantor LP to it at:

	Address:	155 Wellington St. West, 14th Floor Toronto, Ontario Canada M5V 3K7

	Attention:	Ann Milne, Senior Manager Facsimile number: +1 (416) 976-6056

(c)	if by the Issuer to the Issuing and Paying Agent to it at:

	Address:	The Bank of New York Mellon, London Branch One Canada Square London E14 5AL United Kingdom

	Attention:	Corporate Trust Administration Facsimile number: +44 (0)207 964 2536 Copy facsimile to: +44 1202 689660 Email: corpsovamericas@bnymellon.com

(d)	if by the Issuer to the European Registrar to it at:

	Address:	The Bank of New York Mellon (Luxembourg) S.A. Aerogolf Centre 1A Hoehenhof L-1736 Luxembourg

	Attention:	Corporate Trust Services Facsimile number: +1(352) 24 524 204

(or in the case of an Issuing and Paying Agent and European Registrar not originally a party hereto, specified by notice to the other parties hereto at or about the time of its appointment as the agent of the Issuer);

(e)	if by the Issuer to the Canadian Registrar and Transfer Agent to it at:

	Address:	BNY Trust Company of Canada 320 Bay Street, 11th Floor Toronto, Ontario Canada M5H 4A6

	Attention:	Sarfraz Faruk Facsimile number: +1(416) 360-1711

(or in the case of a Canadian Registrar and Transfer Agent not originally a party hereto, specified by notice to the other parties hereto at or about the time of its appointment as the agent of the Issuer);

(f)	if by the Issuer to the U.S. Registrar, Transfer Agent and Exchange Agent to it at:

	Address:	The Bank of New York Mellon 101 Barclay Street, Floor 4E New York, NY 10286 USA

	Attention:	Arlene Thelwell Facsimile number: 212-815-5366

(or in the case of a U.S. Registrar, Transfer Agent and Exchange Agent not originally a party hereto, specified by notice to the other parties hereto at or about the time of its appointment as the agent of the Issuer);

(g)	if to a Agent (otherwise than by the Issuer) to it at the address or fax number specified against its name in the Third Schedule (or, in the case of an Agent not originally a party hereto, as specified by notice to the other parties hereto at or about the time of its appointment as the agent of the Issuer) for the attention of the person or department therein specified (or as aforesaid);

(h)	if to a Calculation Agent to it at the address fax number specified by notice to the other parties hereto at or about the time of its appointment as the agent of the Issuer;

 or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

Section 19.       Governing Law

This Agreement is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of Ontario.

Section 20.       Waiver of Jury Trial

Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding against The Bank of New York Mellon, The Bank of New York Mellon, London Branch, The Bank of New York Mellon (Luxembourg) S.A. or BNY Trust Company of Canada arising out of this Agreement or any transaction contemplated herein and The Bank of New York Mellon, The Bank of New York Mellon, London Branch, The Bank of New York Mellon (Luxembourg) S.A. and BNY Trust Company of Canada hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding against any other party hereto arising out of this Agreement or any transaction contemplated herein.

Section 21.       Modification

This Agreement may be amended by further agreement among the parties hereto and without the consent of the Holders of any of the Covered Bonds.  If any such amendment is determined to be material in the opinion of the Guarantor LP, Rating Agency Confirmation shall be required in respect thereof and the Guarantor LP (or the Cash Manager on its behalf) shall deliver notice to each Rating Agencies of any amendment or waiver which does not require Rating Agency Confirmation provided that failure to deliver such notice shall not constitute a breach of the obligations of the Guarantor LP under this Agreement.

Section 22.       Non-Petition

The Issuer and all of the other parties hereto (other than the Bond Trustee) agree that they shall not institute or join any other Person or entity in instituting against, or with respect to, the Guarantor LP, or any of the general partners of the Guarantor LP, any bankruptcy or insolvency event so long as any Covered Bonds issued by the Issuer under the Programme shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Covered Bonds shall have been outstanding.  The foregoing provision shall survive the termination of this Agreement by any of the parties hereto.

Section 23.       No Indirect Damages

Notwithstanding anything contained herein, in no event shall any party hereto be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 24.       Counterparts

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same binding agreement between the parties.

Section 25.       No Indirect Damages

Notwithstanding anything contained herein, in no event shall any party hereto be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 26.       Force Majeure

In no event shall The Bank of New York Mellon be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the The Bank of New York Mellon shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS whereof this Agreement has been entered into as of the day and year first above written.

ROYAL BANK OF CANADA
Per:	/s/ James Salem
Name: James Salem
Title: Senior Vice-President and Treasurer

Per:	/s/ David Power
Name: David Power
Title: Vice-President, Corporate Treasury

RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its managing general partner, RBC COVERED BOND GP INC. as Guarantor
Per:	/s/ David Power
Name: David Power
Title: President

BANK OF NEW YORK MELLON, LONDON BRANCH as Issuing and Paying Agent and Transfer Agent
Per:	/s/ Beth A. Kleeh
Name: Beth A. Kleeh
Title: Vice President

Per:
Name:
Title:

Amended and Restated Agency Agreement (signature page)

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A. as European Registrar
Per:	/s/ Beth A. Kleeh
Name: Beth A. Kleeh
Title: Vice President

Per:
Name:
Title:

BNY TRUST COMPANY OF CANADA as Canadian Registrar and Transfer Agent
Per:	/s/ Farhan Mir
Name: Farhan Mir
Title: Authorized Signatory

Per:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA as Bond Trustee
Per:	/s/ Mircho Mirchev
Name: Mircho Mirchev
Title: Corporate Trust Officer

Per:	/s/ Ann Samuel
Name: Ann Samuel
Title: Associate Trust Officer

THE BANK OF NEW YORK MELLON as U.S. Registrar, U.S. Paying Agent, Exchange Agent and Transfer Agent
Per:	/s/ Beth A. Kleeh
Name: Beth A. Kleeh
Title: Vice President

Amended and Restated Agency Agreement (signature page)

THE FIRST SCHEDULE
Form of Transfer Certificate

[This certificate is not required for transfers of interests in a Registered Global Covered Bond to persons who wish to hold the transferred interest in the same Registered Global Covered Bond.  This certificate is not applicable to N Covered Bonds]

[DATE]

To:           [●]

(as Issuing and Paying Agent)

[●]

(as Registrar)

Royal Bank of Canada

(as Issuer)

RBC Covered Bond Guarantor Limited Partnership

(as Guarantor LP)

ROYAL BANK OF CANADA
as Issuer
RBC COVERED BOND LIMITED PARTNERSHIP
as Guarantor LP
[Title of Series of Covered Bonds] (the Covered Bonds)
issued pursuant to a Global Covered Bond Programme (the “Programme”)

Reference is made to the terms and conditions of the Covered Bonds (the “Conditions”) set out in Schedule 1 to the Amended and Restated Trust Deed (the “Trust Deed”) dated as of June 29, 2012, as supplemented, amended, novated or restated from time to time, between, inter alios, the Issuer, Guarantor LP and the Bond Trustee named in it relating to the Programme. Terms defined in the Conditions and the Trust Deed shall have the same meanings when used in this Certificate unless otherwise stated.

This certificate relates to [insert Specified Currency and nominal amount of Covered Bonds] of Covered Bonds which are held in the form of [beneficial interests in one or more Regulation S Covered Bonds (ISIN No. [specify]) represented by a Regulation S Global Covered Bond]* [beneficial interests in one or more Rule 144A Covered Bonds (ISIN No. [specify]) represented by a Rule 144A Global Covered Bond] [Registered Definitive Covered Bonds (ISIN No. ● [specify]] in the name of [transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of [such beneficial interest in]* the above Covered Bonds for [a beneficial interest in] [Regulation S Covered Bonds represented by a Regulation S Global Covered Bond]* [Rule 144A Covered Bonds represented by a Rule 144A Global Covered Bond]*] * [Registered Definitive Covered Bonds] *.

*  Delete as appropriate.

In connection therewith, the Transferor certifies that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Covered Bonds and in accordance with any applicable securities laws of the United States of America, any State of the United States of America and any other applicable jurisdiction and any applicable rules and regulations of DTC, CDS, Euroclear and Clearstream, Luxembourg from time to time and, accordingly, the Transferor certifies as follows (terms used in this paragraph that are defined in Rule 144A or in Regulation S are used herein as defined therein):

EITHER:

[(1)           the offer of the Covered Bonds was not made to a person in the United States;

(2)           either (i) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction was pre-arranged with a transferee in the United States or (ii) the transferee is outside the United States, or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States;

(3)           no directed selling efforts have been made by the Transferor, or affiliate or any person acting on their behalf within the meaning of Rule 902(c) of Regulation S; [and]

[(4)           in the case of a transfer of a beneficial interest in a Regulation S Global Covered Bond registered in the name of a nominee for DTC, if such transfer is being made prior to the expiry of the applicable Distribution Compliance Period, the interests in the Covered Bonds being transferred will be held immediately thereafter through Euroclear and/or Clearstream, Luxembourg and/or CDS; and]1

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.]2

OR:

[Such Covered Bonds are being transferred in accordance with Rule 144A to a transferee that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A, purchasing the Covered Bonds for its own account or for the account of a qualified institutional buyer in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.]3

1               Include as applicable.
2               Include as applicable. [Relevant only if the proposed transfer or exchange is being made to a person who will hold in the form of a Definitive Regulation S Covered Bond or for a beneficial interest in one or more Regulation S Global Covered Bonds.]
3               Include as applicable. [Relevant only if the proposed transfer or exchange is being made to a person who will hold in the form of a Definitive Rule 144A Covered Bond  or for a beneficial interest in one or more Rule 144A Global Covered Bonds.]

The Transferor understands that this certificate is required in connection with certain securities or other legislation in the United States and/or in connection with the Covered Bonds being eligible for clearance in one or more clearance systems. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or might be relevant, the Transferor irrevocably authorises each entity to which this certificate is addressed to produce this certificate or a copy hereof to any interested party in such proceedings.

This certificate and the statements contained herein are made for the benefit of the addressees hereof and for the benefit of the Dealers of the Covered Bonds.

[Insert name of Transferor]

By:

Name:

Title:

Dated:

THE SECOND SCHEDULE
Regulations concerning Transfers of Registered Covered Bonds (other than N Covered Bonds)

1.           Each Registered Covered Bond shall be in a principal amount equal to the minimum denomination specified in the applicable Final Terms, a multiple thereof or the minimum denomination plus higher integral multiples of another smaller amount specified in the applicable Final Terms.

2.           Registered Covered Bonds are transferable in a principal amount equal to the minimum denomination specified in the applicable Final Terms by execution of the form of transfer endorsed thereon under the hand of the transferor or of a duly appointed attorney on its behalf or, where the transferor is a corporation, under its seal or signed on its behalf by its duly appointed attorney or a duly authorised officer or officers of the corporation.  In this Schedule, “transferor” shall where the context permits or requires include joint transferors and be construed accordingly.

3.           The Registered Covered Bond transferred may be delivered for registration of transfer to the specified office of the Registrar accompanied by such documents, evidence and information (including, but not limited to, the Transfer Certificate) as may be required pursuant to the Conditions and such other evidence as the Registrar may reasonably require to prove the title of the transferor or his right to transfer the Registered Covered Bond and his identity and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by an officer or officers or an attorney, the authority of that person or those persons to do so. The signature of the person effecting a transfer of a Registered Covered Bond shall conform to any list of duly authorised specimen signatures supplied by the registered Holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

4.           The heir or personal representative of a deceased Holder of a Registered Covered Bond or the personal representative of the heirs of a deceased Holder of a Registered Covered Bond (not being one of several joint Holders) and, in the case of the death of one or more of joint Holders, the survivor or survivors of such joint Holders, shall be the only persons recognised by the Issuer as having any title to such Registered Covered Bonds.

5.           Any person becoming entitled to Registered Covered Bonds in consequence of the death or bankruptcy of the Holder of such Registered Covered Bonds may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Registrar shall require (including legal opinions), be registered himself as the Holder of such Registered Covered Bonds or, subject to the preceding paragraphs as to transfer, may transfer such Registered Covered Bonds.  The Issuer and the Registrar may retain any amount payable upon the Registered Covered Bonds to which any person is so entitled until such person shall be so registered or shall duly transfer the Registered Covered Bonds.

6.           Unless otherwise requested by him and agreed by the Issuer, the Holder of Registered Covered Bonds, shall be entitled to receive only one Registered Covered Bond in respect of his entire holding of the Series.

7.           The joint Holders of a Registered Covered Bond shall be entitled to one Registered Covered Bond only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint Holder whose name appears first in the Register in respect of the joint holding.

8.           Where there is more than one transferee (to hold other than as joint Holders) separate forms of transfer (obtainable from the specified office of the Registrar) must be completed in respect of each new holding.

9.           Where a Holder of a Registered Covered Bond has transferred part only of his holding comprised therein there shall be delivered to him a Registered Covered Bond in respect of the balance of such holding.

10.         The Issuer, the Registrar and the Issuing and Paying Agent shall, save in the case of the issue of replacement Registered Covered Bonds, make no charge to the Holders for the registration of any holding of Registered Covered Bonds or any transfer of Registered Covered Bonds or for the issue of any Registered Covered Bonds or for the delivery of Registered Covered Bonds at the specified office of the Registrar.

11.           Subject always to the Conditions, the Registrar will within three Relevant Banking Days of the date of a request for the registration of a transfer of Registered Covered Bonds make available at its specified office (or, at the option of the Holder requesting the exchange or transfer, mail by uninsured post at the risk of the Holder(s) entitled thereto to such address(es) as may be specified by such Holder) a new Registered Covered Bond in respect of the Registered Covered Bond transferred or in respect of Bearer Covered Bonds the subject of a request for an exchange for Registered Covered Bonds.  In the case of a transfer of part only of a Registered Covered Bond, a new Registered Covered Bond in respect of the balance of the Registered Covered Bond transferred will be so delivered to the transferor.

12.         A Registered Covered Bond may not be exchanged for a Bearer Covered Bond or vice versa.

13.         Registered Covered Bonds shall bear the legends set out in Part 3 of Schedule 3 to the Trust Deed (the “Legend”), such Covered Bonds being referred to herein as “Legended Covered Bonds”.  Upon the transfer, exchange or replacement of Legended Covered Bonds, or upon specific request for removal of the Legend, the Registrar shall deliver only Legended Covered Bonds or refuse to remove such Legend, as the case may be, unless there is delivered to the Issuer such satisfactory evidence as may reasonably be required by the Issuer, which may include an opinion of U.S. counsel, that neither the Legend nor the restrictions on transfer set forth in it are required to ensure compliance with the provisions of the Securities Act.

THE THIRD SCHEDULE
The Specified Offices of the Paying Agents, the Registrars, the Transfer Agents, the Exchange Agent and the Calculation Agent

The Issuing and Paying Agent, Transfer Agent and Calculation Agent:

The Bank of New York Mellon, London Branch
One Canada Square
London  E15 5AL

Fax:                  +44 (0)207 964 2536
Attention:      Manager, EMEA Corporate & Sovereign

The European Registrar:

The Bank of New York Mellon (Luxembourg) S.A.
Aerogolf Centre
1A Hoehenhof
L-1736 Luxembourg

Attention:       Corporate Trust Services
Facsimile number: +1(352) 24 524 204

The Canadian Registrar and Transfer Agent:

BNY Trust Company of Canada
320 Bay Street, 11th Floor
Toronto, Ontario
Canada M5H 4A6

Attention:      Sarfraz Faruk
Facsimile number: +1(416) 360-1711

The U.S. Registrar, Paying Agent, Transfer Agent and Exchange Agent

The Bank of New York Mellon
101 Barclay Street, Floor 4E
New York, NY 10286, USA

Fax:                  212-815-5366
Attention:       Arlene Thelwell

THE FOURTH SCHEDULE
Calculation Agent Appointment Letter
[for use if the Calculation Agent is a Dealer]

[On letterhead of the Issuer]

[Date]

[Name of Calculation Agent]
[Address]

Dear Sirs,

ROYAL BANK OF CANADA
Programme for the Issuance of Covered Bonds

We refer to the Amended and Restated Agency Agreement dated as of June 29, 2012 entered into in respect of the above Programme for the Issuance of Covered Bonds (such agreement, as modified or amended from time to time, the “Agency Agreement”) between ourselves as Issuer, Royal Bank of Canada, London branch as, inter alia, Issuing and Paying Agent and European Registrar and certain other financial institutions named therein, a copy of which has been supplied to you by us.

Words and expressions defined in the Agency Agreement shall have the same meanings when used herein.

EITHER

[We hereby appoint you as Calculation Agent at your specified office detailed in the Confirmation as our agent in relation to [specify relevant Series of Covered Bonds] (the “Covered Bonds”) upon the terms of the Agency Agreement for the purposes specified in the Agency Agreement and in the Conditions and all matters incidental thereto.]

OR

[We hereby appoint you as Calculation Agent at your specified office detailed in the Confirmation set out below as our agent in relation to each Series of Covered Bonds in respect of which you are named as Calculation Agent in the applicable Final Terms upon the terms of the Agency Agreement.]

Yours truly,

ROYAL BANK OF CANADA

By:

By:

CONFIRMATION

EITHER

[We hereby accept our appointment as Calculation Agent of the Issuer in relation to the Covered Bonds, and shall perform all matters expressed to be performed by the Calculation Agent in, and shall otherwise comply with, the Conditions and the provisions of the Agency Agreement and, in connection therewith, shall take all such action as may be incidental thereto.]

OR

[We hereby accept our appointment as Calculation Agent of the Issuer in relation to each Series Covered Bonds in respect of which we are named as Calculation Agent in the applicable Final Terms and shall perform all matters expressed to be performed by the Calculation Agent in, and shall otherwise comply with (in relation to each such Series of Covered Bonds) the Conditions and the provision of the Agency Agreement and, in connection therewith, shall take all such action as may be incidental thereto.]

For the purposes of [the Covered Bonds] [each such Series of Covered Bonds] and the Agency Agreement our specified office and communication details are as follows:

Address:           [

                                                          ]
Fax:                    [              ]
Attention:         [              ]

[Calculation Agent]

By:

Date:

THE FIFTH SCHEDULE
Duties under the Issuer-ICSDs Agreement

In relation to each Series of Covered Bonds that are NGCBs or Registered Global Covered Bonds to be held under the NSS (“NSSCBs”), the Issuing and Paying Agent or the European Registrar, as the case may be, will comply with the following provisions:

1.
The Issuing and Paying Agent or the European Registrar, as the case may be, will inform each of Euroclear and Clearstream, Luxembourg (the “ICSDs”), through the common service provider appointed by the ICSDs to service the Covered Bonds (the “Common Service Provider”), of the initial issue outstanding amount (“IOA”) for each Tranche on or prior to the relevant Issue Date.

2.
If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Covered Bonds the Issuing and Paying Agent or the European Registrar, as the case may be, will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the Common Service Provider) to ensure that the IOA of the NGCBs or the records of the ICSDs reflecting the IOA of the NSSCBs remain(s) remains at all times accurate.

3.
The Issuing and Paying Agent or the European Registrar, as the case may be, will perform a reconciliation process with the ICSDs (through the Common Service Provider) with respect to the IOA maintained by the ICSDs for the NGCBs or the records of the ICSDs reflecting the IOA of the NSSCBs at least monthly and will promptly inform the ICSDs (through the Common Service Provider) of any discrepancies.

4.
The Issuing and Paying Agent or the European Registrar, as the case may be, will promptly assist the ICSDs (through the Common Service Provider) in resolving any discrepancy identified in the IOA of the NGCBs or in the records of the ICSDs reflecting the IOA of the NSSCBs.

5.
The Issuing and Paying Agent or the European Registrar, as the case may be, will promptly provide to the ICSDs (through the Common Service Provider) details of all amounts paid by it under the Covered Bonds (or, where the Covered Bonds provide for delivery of assets other than cash, of the assets so delivered).

6.
The Issuing and Paying Agent or the European Registrar, as the case may be, will (to the extent known to it) promptly provide to the ICSDs (through the Common Service Provider) notice of any changes to the Covered Bonds that will affect the amount of, or date for, any payment due under the Covered Bonds.

7.
The Issuing and Paying Agent or the European Registrar, as the case may be, will (to the extent known to it) promptly provide to the ICSDs (through the Common Service Provider) copies of all information that is given to the holders of the Covered Bonds.

8.
The Issuing and Paying Agent or the European Registrar, as the case may be, will promptly pass on to the relevant Issuer all communications it receives from the ICSDs directly or through the Common Service Provider relating to the Covered Bonds.

9.
The Issuing and Paying Agent or the European Registrar, as the case may be, will (to the extent known to it) promptly notify the ICSDs (through the Common Service Provider) of any failure by the relevant Issuer to make any payment or delivery due under the Covered Bonds when due.